UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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REDWOOD TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Redwood Trust, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation, to be held on May 19, 2009 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes:

1.	To elect George E. Bull, III, Thomas C. Brown, Diane L. Merdian, and Georganne C. Proctor as Class III directors to serve until the Annual Meeting of Stockholders in 2012 and until their successors are duly elected and qualified;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2009;
3.	To consider and vote upon an amendment to our 2002 Employee Stock Purchase Plan;
4.	To consider and vote upon an amendment to our Charter; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Our Board of Directors has fixed the close of business on March 31, 2009 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Your proxy to vote your shares at the Annual Meeting is solicited by our Board of Directors, which recommends that your votes be cast “FOR” the specified nominees for election as directors, “FOR” ratification of the appointment of our independent registered public accounting firm for 2009, “FOR” approval of the amendment to the 2002 Employee Stock Purchase Plan, and “FOR” approval of the amendment to our Charter.

We would like your shares to be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we respectfully request that you date, execute, and promptly mail the enclosed proxy card in the accompanying postage-paid envelope or authorize a proxy to vote your shares by telephone or via the Internet as instructed on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 19, 2009:

•	our Proxy Statement can be directly accessed through our website at: http://www.redwoodtrust.com/proxymaterials
•	our Annual Report on Form 10-K for the year ended December 31, 2008 is available within the Investor Information section of our website at: http://www.redwoodtrust.com

By Order of the Board of Directors,

/s/ Andrew P. Stone
Secretary

March 19, 2009

YOUR VOTE IS IMPORTANT.
PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD
IN THE ENCLOSED ENVELOPE
OR AUTHORIZE A PROXY TO VOTE YOUR SHARES BY TELEPHONE
OR THROUGH THE INTERNET AS INSTRUCTED ON THE PROXY CARD.

REDWOOD TRUST, INC.

i

ii

REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2009

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (the Company, Redwood, we, or us), for exercise at the Annual Meeting of Stockholders (the Annual Meeting) to be held on Tuesday, May 19, 2009 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card, and the Notice of Annual Meeting are being sent to stockholders beginning on or about April 10, 2009.

Redwood Trust, Inc., together with its subsidiaries, is a financial institution focused on investing in, financing, and managing residential and commercial real estate loans and securities. We seek to invest in assets that have the potential to provide cash flow returns over a long period of time and support our goal of distributing attractive levels of dividends to our stockholders. For tax purposes, we are structured as a real estate investment trust, or REIT. We are able to pass through substantially all of our earnings generated at our REIT to our stockholders without paying income tax at the corporate level. We pay income tax on the REIT taxable income we retain and on the income we earn at our taxable subsidiaries.

Our primary real estate investments include investments in real estate loans and securities, investments in the securitization entities that we sponsor, and investments in a private fund that we sponsor.

The address and telephone number of our principal executive office are as set forth above and our website is www.redwoodtrust.com.

INFORMATION ABOUT THE ANNUAL MEETING

Who May Attend the Annual Meeting

Only stockholders who own our common stock as of the close of business on March 31, 2009, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our employees.

Who May Vote

Each share of our common stock outstanding on the record date for the Annual Meeting is entitled to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 31, 2009. As of the record date, there were [60,222,048] shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. To vote by proxy, please date, execute, and mail the enclosed proxy card, or authorize a proxy to vote your shares by telephone or through the Internet as instructed on the proxy card.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy

If you vote by proxy, the individuals named on the proxy, or their substitutes, will vote your shares in the manner you indicate. If you date, sign, and return the proxy card without indicating your instructions, your shares will be voted as follows:

•	For the election of each of the three Class III nominees to serve until the Annual Meeting of Stockholders in 2012 and until their successors are duly elected and qualified;
•	For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2009;
•	For the approval of the amendment to our 2002 Employee Stock Purchase Plan;
•	For the approval of the amendment to our Charter;
•	In the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to Redwood’s Secretary at our principal executive office.

Quorum Requirement

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. If other matters do properly come before the meeting, however, it is intended that the persons named in the proxies will vote upon them in their discretion.

Information About the Proxy Statement and the Solicitation of Proxies

The enclosed proxy is solicited by our Board of Directors and we will bear the costs of this solicitation. Proxy solicitations will be made by mail, and also may be made by our directors, officers, and employees in person or by telephone, facsimile transmission, e-mail, or other means of communication on our behalf by our directors and officers. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of our common stock entitled to be voted at the Annual Meeting and to obtain authorization for the execution of proxies. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to their beneficial owners.

Annual Report

Our 2008 Annual Report, consisting of our Annual Report on Form 10-K for the year ended December 31, 2008, is being mailed to stockholders together with this Proxy Statement and contains financial and other information about Redwood, including audited financial statements for our fiscal year ended December 31, 2008. Certain sections of our 2008 Annual Report are incorporated into this Proxy Statement by reference, as described in more detail under “Information Incorporated by Reference” below. A copy of our 2008 Annual Report is available on our website.

Householding

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing at: Computershare Investor Services, 250 Royall Street, Canton, MA 02021; or by telephone at: (888) 472-1955).

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement, and 2008 Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

CORPORATE GOVERNANCE

Corporate Governance Standards

Our Board of Directors has adopted Corporate Governance Standards (Governance Standards). Our Governance Standards are available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office. The Governance Standards contain general principles regarding the composition and functions of our Board of Directors and its committees.

Director Independence

As required under Section 303A of the New York Stock Exchange (NYSE) Listed Company Manual and our Governance Standards, our Board of Directors has affirmatively determined that none of the following directors has a material relationship (either directly or as a partner, shareholder, or officer of an organization that has a relationship) with us and that each of them qualifies as “independent” under Section 303A: Richard D. Baum, Thomas C. Brown, Mariann Byerwalter, Greg H. Kubicek, Diane L. Merdian, Georganne C. Proctor, Charles J. Toeniskoetter, and David L. Tyler.

Process for Nominating Potential Director Candidates

Director Qualifications.  Our Governance Standards contain Board membership criteria that apply to nominees for our Board of Directors. The Governance Standards require that each member of our Board of Directors must exhibit high standards of integrity, commitment, and independence of thought and judgment, and must be committed to promoting the best interests of Redwood. In addition, each director must devote the time and effort necessary to be a responsible and productive member of our Board of Directors. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings. The members of our Board of Directors should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of our business and affairs and sufficient to provide sound and prudent guidance with respect to our operations and interests.

Identifying and Evaluating Nominees for Directors.  Our Board of Directors nominates director candidates for election by stockholders at each annual meeting and elects new directors to fill vacancies on our Board of Directors between annual meetings of the stockholders. Our Board of Directors has delegated the selection and initial evaluation of potential director nominees to the Governance and Nominating Committee with input from the Chief Executive Officer and the President. The Governance and Nominating Committee makes the final recommendation of candidates to our Board of Directors for nomination. Our Board of Directors, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent director.

Stockholders’ Nominees.  Our Bylaws permit stockholders to nominate a candidate for election as a director at an annual meeting of the stockholders subject to compliance with certain notice and informational requirements, as more fully described below in this Proxy Statement under “Stockholder Proposals for the 2010 Annual Meeting.” A copy of the full text of our Bylaws may be obtained by any stockholder upon written request addressed to Redwood’s Secretary at our principal executive office. Among other matters required under our Bylaws, any stockholder nominations should include the nominee’s name and qualifications for Board membership and should be addressed to Redwood’s Secretary at our principal executive office.

The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for election to our Board of Directors. The Governance and Nominating Committee evaluates stockholder nominations in connection with its responsibilities set forth in its written charter and applies the qualification criteria set forth in the Governance Standards under “Director Qualifications.”

Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics (Code of Ethics) that applies to all of our directors, officers, and employees. Our Code of Ethics is available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

We intend to post on our website, and disclose in a Current Report on Form 8-K to the extent required by applicable regulations, any change to the provisions of our Code of Ethics, as well as any waiver of a provision of the Code of Ethics.

Presiding Director

Our Governance Standards provide that the Chair of the Governance and Nominating Committee of the Board of Directors will serve as the Presiding Director for our independent directors, chairing executive sessions of our non-management directors, and performing other duties set forth in our Governance Standards. Richard D. Baum currently serves as the Presiding Director.

Executive Sessions

Our Governance Standards require that our non-management directors meet in executive session at each regularly scheduled meeting of our Board of Directors and at such other times as determined by our Presiding Director. In addition, if any non-management director is not also an independent director, then our Governance Standards require that our independent directors meet at least annually without any non-management directors who are not independent.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors by e-mail addressed to boardofdirectors@redwoodtrust.com. The Presiding Director has access to this e-mail address and will provide access to the other directors as appropriate. Communications that are intended specifically for non-management directors should be addressed to the Presiding Director.

Director Attendance at Annual Meetings of Stockholders

Pursuant to our Governance Standards, our directors are expected to attend annual meetings of stockholders. Eight of our then nine directors attended last year’s Annual Meeting of Stockholders in person. We currently expect all of our ten directors to attend this year’s Annual Meeting of Stockholders.

STOCK OWNERSHIP REQUIREMENTS

Required Stock Ownership by Directors

Pursuant to our Governance Standards, non-employee directors are required to purchase from their own funds at least $50,000 (as measured on a purchase cost basis, including deferred stock units acquired in the deferred compensation plan through the voluntary deferral of what otherwise would have been current cash compensation) of our common stock within three years from the date of commencement of their Board membership. In addition, non-employee directors are required to own at least $250,000 of our common stock (as measured on a purchase cost basis, including deferred stock units acquired through both voluntary and involuntary deferred compensation) by the later of December 31, 2011 or five years from the date of commencement of their Board membership. Stock and deferred stock units acquired with respect to the $50,000 stock ownership requirement counts toward the attainment of the $250,000 stock ownership requirement.

As of the date of this proxy statement, all of our non-employee directors were in compliance with these guidelines.

Required Stock Ownership by Executive Officers

The Compensation Committee of our Board of Directors has also set the following executive stock ownership guidelines with respect to the Company’s Named Executive Officers, using original purchase/acquisition price as the basis for tracking compliance.

•	Each Named Executive Officer is required to own stock with a value at least equal to (i) five times current salary for the Chief Executive Officer, (ii) three times current salary for the two Co-Chief Operating Officers, and (iii) two times current salary for the next two most senior Named Executive Officers;
•	Three years are allowed to initially attain the required level of ownership, and three years are allowed to acquire additional incremental shares if promoted to a position with a higher guideline (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved); and
•	All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested deferred stock units and any other vested shares held pursuant to other employee plans.

As of the date of this proxy statement, all of our Named Executive Officers were in compliance with these guidelines.

ITEM 1 — ELECTION OF DIRECTORS

Our Charter and Bylaws provide for a classified Board of Directors consisting of Classes I, II, and III. Class III directors are scheduled to be elected at the 2009 Annual Meeting to serve for a three-year term and until their successors are duly elected and qualify. The nominees for the four Class III director positions are set forth below. In the event we are advised prior to the Annual Meeting that any nominee will be unable to serve or for good cause will not serve as a director if elected at the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, we are not aware of any nominee who is unable or unwilling to serve as a director for the full three-year term. The nominees listed below currently are serving as directors of Redwood.

Vote Required

If a quorum is present, a plurality of the votes cast at the Annual Meeting is required for the election of directors. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES IDENTIFIED BELOW.

Class III Nominees to Board of Directors

Name	Positions with Redwood
George E. Bull, III	Chairman of the Board and Chief Executive Officer
Thomas C. Brown	Director
Diane L. Merdian	Director
Georganne C. Proctor	Director

Certain biographical information regarding each nominee for election at the Annual Meeting is set forth below along with biographical information for other directors.

George E. Bull, III, age 60, is a founder of Redwood and has served as Chairman of the Board and Chief Executive Officer of Redwood since 1994. From 1983 to 1997, Mr. Bull was the President of George E. Bull, III Capital Management, Inc. (GB Capital). GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Bull holds a B.A. in Economics from the University of California at Davis.

Thomas C. Brown, age 60, has been a director of Redwood since 1998. Mr. Brown is currently Chief Operating Officer of McGuire Real Estate and principal shareholder of Urban Bay Properties, Inc. Mr. Brown has previously held CEO or senior officer positions with PMI Mortgage Insurance, Centerbank, and Merrill Lynch and Co., Inc. Mr. Brown’s experience encompasses over 25 years in mortgage finance, real estate, banking, and investment banking. Mr. Brown holds a B.S. from Boston University and an M.B.A. from the University of Buffalo.

Diane L. Merdian, age 49, has been a director of Redwood since August 2008. Ms. Merdian is currently retired from a 24-year career as an equity research analyst focused on the banking sector. From 2003 to April 2008, Ms. Merdian was a bank strategist and senior bank research analyst of Keefe, Bruyette & Woods (KBW), an investment banking firm focused on financial services companies. In addition, she was a managing director and headed KBW’s large-cap bank group. Previously, Ms. Merdian was managing director and head of bank equity research for Morgan Stanley from 2001 through 2002 and managing director and head of bank equity research at Montgomery Securities from 1995 to 2001. Ms. Merdian held similar equity analyst positions at Wellington Management, Smith Barney and Salomon Brothers where she started in 1984. Ms. Merdian was an economic research associate for the Federal Reserve Bank of Kansas City from 1981 to 1983. Ms. Merdian holds a B.A. in Economics, with highest distinction, from the University of Kansas. Ms. Merdian also attended the Graduate School of Business at the University of Chicago and New York University.

Georganne C. Proctor, age 52, has been a director of Redwood since 2006. Ms. Proctor is currently Executive Vice President and Chief Financial Officer of TIAA-CREF, and has been in this position since 2006. From 2003 to 2005, Ms. Proctor was Executive Vice President of Golden West Financial Corporation, a thrift institution. From 1994 to 1997, Ms. Proctor was Vice President of Bechtel Group, a global engineering firm, and also served as its Senior Vice President and Chief Financial Officer from 1997 to 2002 and as a director from 1999 to 2002. From 1991 to 1994, Ms. Proctor served as finance director of certain divisions of The Walt Disney Company, a diversified worldwide entertainment company. Ms. Proctor also serves on the Board of Directors of Kaiser Aluminum Corporation. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University at Hayward.

Current Directors — Terms Expiring After 2009

Richard D. Baum, age 62, has been a director of Redwood since 2001. Mr. Baum is the Executive Director of the California Commission for Economic Development. Between 2003 and 2007 he was the Chief Deputy Insurance Commissioner for the State of California. Previously, Mr. Baum served from 1996 to 2003 as the President of Care West Insurance Company, a worker's compensation insurance company, and prior to that as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses, including real estate development and property management. Mr. Baum holds a B.A. from Stanford University, an M.A. from the State University of New York, and a J.D. from George Washington University, National Law Center, Washington, D.C. Mr. Baum is a Class I director whose term expires in 2010.

Mariann Byerwalter, age 48, has been a director of Redwood since 1998. Ms. Byerwalter is currently Chairman of JDN Corporate Advisory LLC (a privately held advisory services firm). Previously, Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001. She was a partner and co-founder of America First Financial Corporation, and was also Chief Operating Officer, Chief Financial Officer, and a director of America First Eureka Holdings, a publicly traded institution and the holding company for EurekaBank. She serves as Trustee of certain investment companies affiliated with Charles Schwab Corporation and a director of The PMI Group, Inc., Pacific Life Corporation, SRI International, Burlington Capital, the Lucile Packard Children’s Hospital, and the Stanford Hospital and Clinics, where she serves as Chair of the Board. She also currently serves on the Board of Trustees of Stanford University. Ms. Byerwalter holds a B.A. from Stanford University and an M.B.A. from Harvard Business School. Ms. Byerwalter is a Class I director whose term expires in 2010.

Douglas B. Hansen, age 51, is a founder of Redwood and served as President from 1994 to 2008. Mr. Hansen retired from his position as President of Redwood at the end of December 2008 and continues to serve as a director of Redwood. From 1990 to 1997, Mr. Hansen was a Principal with George E. Bull, III Capital Management, Inc. (GB Capital). GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Hansen holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School. Mr. Hansen is a Class II director whose term expires in 2011.

Greg H. Kubicek, age 52, has been a director of Redwood since 2002. Mr. Kubicek is President of The Holt Group, Inc., a real estate company that develops, owns, and manages commercial real estate properties and is a residential homebuilder. He has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College. Mr. Kubicek is a Class II director whose term expires in 2011.

Charles J. Toeniskoetter, age 64, has been a director of Redwood since 1994. Mr. Toeniskoetter is Chairman of Toeniskoetter & Breeding, Inc., a company that has developed, owns, and manages over $300 million of commercial and industrial real estate properties. Mr. Toeniskoetter serves on the Board of Directors of SJW Corp. and Heritage Commerce Corp., as well as a number of other community organizations. Mr. Toeniskoetter holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from the Stanford University Graduate School of Business. Mr. Toeniskoetter is a Class II director whose term expires in 2011.

David L. Tyler, age 71, has been a director of Redwood since 2001. Mr. Tyler retired in 2001 as Executive Vice President, director, and Chief Financial Officer of Interland Corporation, a private owner and developer of commercial centers and apartment communities. Interland owned and operated in excess of 5,000 multifamily units and over two million square feet of office space. Prior to his employment at Interland beginning in 1972, Mr. Tyler served as Controller at Kaiser Resources from 1968 to 1971 and with the accounting firm Touche Ross from 1963 to 1968. Mr. Tyler holds a B.A from the University of California, Riverside and an M.B.A from the Graduate School of Business, University of California, Berkeley. Mr. Tyler is a Class I director whose term expires in 2010.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors consists of ten directors. Our Board of Directors has established three committees of the Board: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of each committee during 2008 and the function of each committee are described below. Each of the committees has adopted a charter and the charters of all committees are available on our website and in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

Our Board of Directors held a total of ten meetings during 2008. The independent directors of Redwood meet in executive session at each of the five regularly scheduled meetings, for a total of five times during 2008. The Chair of the Governance and Nominating Committee, also designated as the Presiding Director, presided at executive sessions of the independent directors. No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served, and as noted above, eight of our then nine directors attended last year’s Annual Meeting of Stockholders in person, while one attended via teleconference.

Audit Committee

The Audit Committee provides oversight regarding accounting, auditing, risk management, and financial reporting practices of Redwood. The Audit Committee consists solely of non-management directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE and the rules of the SEC. Our Board of Directors has determined that all members of the Audit Committee are “financially literate” within the meaning of the applicable regulations and standards, and has designated Mr. Tyler and Ms. Proctor as “audit committee financial experts” within the meaning of the applicable regulations and standards. The Audit Committee met eight times in 2008 in order to carry out its responsibilities, as discussed below under “Audit Committee Matters — Audit Committee Report.”

Compensation Committee

The Compensation Committee reviews and approves Redwood’s compensation philosophy, reviews the competitiveness of Redwood’s total compensation practices, determines and approves the annual base salaries and incentive awards paid to our named executive officers, approves the terms and conditions of proposed incentive plans applicable to our named executive officers and other key management employees, approves and administers Redwood’s employee benefit plans, and reviews and approves hiring and severance arrangements for our named executive officers. The Compensation Committee consists solely of non-management directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE, are “non-employee directors” within the meaning of the rules of the SEC, and “outside directors” within the meaning of the rules of the Internal Revenue Service (the IRS). The Compensation Committee met five times in 2008 in order to carry out its responsibilities as more fully discussed below under “Executive Compensation — Compensation Discussion and Analysis.”

Governance and Nominating Committee

The Governance and Nominating Committee reviews and considers corporate governance guidelines and principles, evaluates potential director candidates and recommends qualified candidates to the full Board, reviews the management succession plan and executive resources, oversees the evaluation of the Board of Directors, and, in collaboration with the Compensation Committee, evaluates management. The Governance and Nominating Committee consists solely of non-management directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE. The Governance and Nominating Committee met six times in 2008 in order to carry out its responsibilities.

Committee Members

The current members of each of the three standing committees are listed below, with the Chair appearing first.

Audit	Compensation	Governance and Nominating
Greg H. Kubicek	Mariann Byerwalter	Richard D. Baum
Thomas C. Brown	Richard D. Baum	Greg H. Kubicek
Diane L. Merdian	Thomas C. Brown	Georganne C. Proctor
Georganne C. Proctor	David L. Tyler	Charles J. Toeniskoetter
Charles J. Toeniskoetter
David L. Tyler

DIRECTOR COMPENSATION

Information on our non-employee director compensation to be paid in 2009 is set forth below.

Annual Retainer	$50,000*
Board Meeting Fee (in person attendance)	$2,000
Board Meeting Fee (telephonic attendance)	$1,000
Committee Meeting Fee (in person attendance)	$2,000
Committee Meeting Fee (telephonic attendance)	$1,000

*	The Chairs of the Audit Committee and the Governance and Nominating Committee receive an additional annual retainer of $20,000 and the Chair of the Compensation Committee receives an additional annual retainer of $15,000.

Non-employee directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Non-employee directors are also granted deferred stock units each year following the annual meeting of stockholders. Directors may also be granted equity awards upon their initial election to the Board. Deferred stock units are credited under Redwood’s executive deferred compensation plan. The number of deferred stock units granted is determined by dividing $60,000 by the closing price of the Company's common stock on the NYSE on the day immediately prior to grant. These deferred stock units are fully vested upon grant, although they are subject to a mandatory holding period due to the fact that they are not distributed from the executive deferred compensation plan in shares of common stock until a date elected by the director (with the earliest distribution date four years from the date of grant). Dividend equivalent rights on these deferred stock units are paid in cash to directors on each dividend distribution date.

Each director may elect to defer receipt of cash compensation or dividend equivalent rights on deferred stock units in Redwood’s executive deferred compensation plan. Cash balances in the executive deferred compensation plan are unsecured liabilities of Redwood and are utilized by Redwood as available capital to fund investments and operations. Based on each director’s election, deferred compensation can either (i) be deferred into a cash account and earn a rate of return that is equivalent to 120% of the applicable long-term federal rate published by the IRS compounded monthly or (ii) be deferred into deferred stock units which will, among other things, entitle them to receive dividend equivalent rights.

The following table provides information on non-employee director compensation for 2008. Directors who are employed by Redwood do not receive any compensation for their Board activities. During 2008 Messrs. Bull and Hansen were employees directors.

Non-Employee Director Compensation — 2008(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Richard D. Baum	$101,000	$60,000	—	—	—	—	$161,000
Thomas C. Brown	$86,000	$60,000	—	—	—	$52,717	$198,717
Mariann Byerwalter	$90,000	$60,000	—	—	—	$56,341	$206,341
Greg H. Kubicek	$104,000	$60,000	—	—	—	—	$164,000
Diane L. Merdian(5)	$25,145	$45,041	—	—	—	—	$70,186
Georganne C. Proctor	$73,000	$60,000	—	—	—	—	$133,000
Charles J. Toeniskoetter	$84,000	$60,000	—	—	—	$13,073	$157,073
David L. Tyler	$86,000	$60,000	—	—	—	—	$146,000

(1)	The table does not include dividend equivalent rights earned on deferred stock units or options, as the value of the dividend equivalent rights was factored into the grant date fair value of the original deferred stock unit and option awards in accordance with Financial Accounting Standard No. 123(R), Shared-Based Payments (SFAS 123(R)).
(2)	Fees earned include the annual retainer and meeting fees.
(3)	Value of deferred stock units awarded annually.
(4)	Represents gains realized from the exercise of stock options.
(5)	Diane L. Merdian was elected to the Board of Directors and Audit Committee in August 2008 and received a pro-rated annual retainer and stock award for 2008.

EXECUTIVE OFFICERS

Executive officers and their positions with Redwood as of December 31, 2008 are listed in the table below. For purposes of this proxy statement, the named executive officers (NEOs) are Messrs. Bull, Hansen, Hughes, Nicholas, and Zagunis.

Name	Position with Redwood as of December 31, 2008	Age
George E. Bull, III	Chairman of the Board and Chief Executive Officer	60
Douglas B. Hansen(1)	President and Director	51
Martin S. Hughes(2)	Co-Chief Operating Officer, Chief Financial Officer, and Secretary	51
Brett D. Nicholas	Co-Chief Operating Officer and Chief Investment Officer	40
Harold F. Zagunis(3)	Managing Director and Controller	51
Raymond S. Jackson(4)	(Not employed by Redwood as of December 31, 2008)	36

(1)	Mr. Hansen retired from employment as President of Redwood effective December 31, 2008.
(2)	Effective January 1, 2009, Mr. Hughes was appointed President and, effective January 29, 2009, Mr. Hughes ceased to serve as Secretary.
(3)	Effective January 29, 2009, Mr. Zagunis was appointed Chief Risk Officer and ceased to serve as Controller. On January 29, 2009, Mr. Christopher J. Abate was appointed Controller.
(4)	Effective June 16, 2008, Mr. Jackson ceased to serve as Controller and Mr. Zagunis was appointed Controller. Mr. Jackson resigned from employment with Redwood effective July 1, 2008.

Executive officers of Redwood serve at the discretion of our Board of Directors. Biographical information regarding Messrs. Bull and Hansen is provided in the preceding pages. Biographical information regarding Messrs. Hughes, Nicholas, and Zagunis is set forth below. Biographical information regarding Mr. Jackson is set forth in Redwood’s 2008 annual proxy statement. Biographical information regarding Mr. Abate is set forth in Redwood’s Form 8-K filed on January 29, 2009.

Martin S. Hughes, age 51, has served as President since January 2009 and as Chief Financial Officer since 2006. Mr. Hughes also serves as Co-Chief Operating Officer of Redwood, and with Mr. Nicholas, is responsible for managing Redwood’s day-to-day operations. Mr. Hughes joined Redwood as a Vice President in 2005 after working as a financial consultant to Redwood in 2004 and 2005. Mr. Hughes has over 16 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and Chief Financial Officer of Paymap Inc. Mr. Hughes also served as Vice President and Chief Financial Officer of Redwood in 1999. Mr. Hughes served as Chief Financial Officer of North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte & Touche LLP. Mr. Hughes has a B.S. in Accounting from Villanova University.

Brett D. Nicholas, age 40, has served as Chief Investment Officer and Co-Chief Operating Officer since 2007, and Vice President of Redwood since 1996. Mr. Nicholas, with Mr. Hughes, is responsible for managing Redwood’s day-to-day operations. Prior to joining Redwood, he was Vice President of Secondary Marketing at California Federal Bank, FSB and Vice President of Secondary Marketing at Union Security Mortgage. Mr. Nicholas holds a B.A. in Economics from the University of Colorado at Boulder and is a graduate of the Stanford University Executive Program.

Harold F. Zagunis, age 51, has served as Chief Risk Officer since January 2009, Managing Director since March 2008, Vice President from 1995 to 2008, and additionally as Controller from 1999 to 2006, and as Chief Financial Officer, Treasurer, and Secretary from 1999 to 2006. Prior to joining the Company, from 1986 to 1995, Mr. Zagunis was Vice President of Finance for Landmark Land Company, Inc. (Landmark), a publicly traded company owning savings and loan and real estate development interests, and since 2007, has served as a director of Landmark. Mr. Zagunis holds B.A. degrees in Mathematics and Economics from Willamette University and an M.B.A. from Stanford University Graduate School of Business.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of March 18, 2009, on the beneficial ownership of our common stock by our directors, named executive officers, and by all of our directors and executive officers as a group. As indicated in the notes, the table includes common stock equivalents held by these individuals through Redwood-sponsored benefits programs. Except as otherwise indicated and for such power that may be shared with a spouse, each person has sole investment and voting power with respect to the shares shown to be beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC.

Name	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)
George E. Bull, III(3)	724,718	1.2%
Martin S. Hughes(4)	54,281	*
Brett D. Nicholas(5)	160,409	*
Harold F. Zagunis(6)	87,594	*
Richard D. Baum(7)	21,487	*
Thomas C. Brown(8)	12,450	*
Mariann Byerwalter(9)	13,499	*
Douglas B. Hansen(10)	585,169	1.0%
Greg H. Kubicek(11)	74,702	*
Diane L. Merdian(12)	8,990	*
Georganne C. Proctor(13)	10,323	*
Charles J. Toeniskoetter(14)	30,647	*
David L. Tyler(15)	33,972	*
All directors and executive officers as a group (14 persons)(16)	1,819,241	3.0%

*	Less than 1%.
(1)	Represents shares of common stock outstanding, common stock underlying vested options that are exercisable within 60 days of March 18, 2009, and common stock underlying deferred stock units that have vested or will vest within 60 days of March 18, 2009. Does not include deferred stock units scheduled to be granted to non-employee directors in accordance with our non-employee director compensation policy following our 2009 Annual Meeting of Stockholder.
(2)	Based on 60,222,048 shares of our common stock outstanding as of March 18, 2009.
(3)	Includes 426,677 shares held of record by the Bull Trust, 600 shares held of record by Mr. Bull’s spouse, 260,086 shares issuable upon the exercise of stock options exercisable within 60 days of March 18, 2009, and 12,744 deferred stock units that have vested or will vest within 60 days of March 18, 2009.
(4)	Includes 49,281 deferred stock units that have vested or will vest within 60 days of March 18, 2009.
(5)	Includes 66,776 shares issuable upon the exercise of stock options exercisable within 60 days March 18, 2009, and 69,220 deferred stock units that have vested or will vest within 60 days of March 18, 2009.
(6)	Includes 40,521 shares issuable upon the exercise of stock options exercisable within 60 days of March 18, 2009 and 44,305 deferred stock units that have vested or will vest within 60 days of March 18, 2009.
(7)	Includes 11,756 shares issuable upon the exercise of stock options exercisable within 60 days of March 18, 2009.
(8)	Includes 6,300 shares issuable upon the exercise of stock options exercisable within 60 days of March 18, 2009.
(9)	Includes 6,300 shares issuable upon the exercise of stock options exercisable within 60 days of March 18, 2009 and 5,524 vested deferred stock units.
(10)	Includes 156,995 shares held of record by the Hansen Revocable Living Trust, 191,168 shares issuable upon the exercise of stock options exercisable within 60 days of March 18, 2009, and 237,006 vested deferred stock units.
(11)	Includes 14,664 shares held in GK Holt Company Inc. Money Purchase Pension & Profit Sharing Plan & Trust, 10,124 shares held in a living trust, 935 shares held of record by Mr. Kubicek’s spouse, 6,495 shares held of record by Mr. Kubicek’s children, 2,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 18, 2009, and 3,920 vested deferred stock units.
(12)	Includes 8,990 shares held through the Diane Merdian Revocable Trust.
(13)	Includes 9,845 shares held in the Proctor Trust and 478 deferred stock units that have vested or will vest within 60 days of March 18, 2009.
(14)	Includes 19,347 shares with respect to which Mr. Toeniskoetter has voting and investment power that are held in the Toeniskoetter & Breeding, Inc. Development Profit Sharing Trust, and 11,300 shares issuable upon the exercise of stock options exercisable within 60 days of March 18, 2009.
(15)	Includes 10,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 18, 2009.
(16)	Includes beneficial ownership by Christopher J. Abate, who was designated as executive officer on January 29, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of dated noted below, with respect to shares of our common stock owned by each person or entity (excluding our executive officers) known by us to be the beneficial owner of more than 5% of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
Wallace R. Weitz & Company(2)	7,336,865	12.2%

(1)	Based on 60,222,048 shares of our common stock outstanding as of March 18, 2009.
(2)	Address: 1125 South 103 Street, Suite 600, Omaha, Nebraska 68124. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Wallace R. Weitz & Company (Weitz) is based upon the amended Schedule 13G filed by Weitz with the SEC on January 14, 2009, as modified by information as of February 28, 2009 subsequently provided by Weitz to Redwood. The aggregate number of shares of common stock beneficially owned by Weitz includes 7,336,865 shares with respect to which Weitz has sole dispositive power and 7,267,465 shares with respect to which it has sole voting power. As of March 18, 2009, shares of common stock held by Weitz are subject to a Voting

Agreement, which is not subject to specific duration, pursuant to which Weitz transferred its voting rights with respect to shares beneficially held by Weitz and its affiliates in excess of 9.8% of Redwood’s total issued and outstanding capital stock (Excess Shares). In accordance with the Voting Agreement, Excess Shares are voted by management of Redwood in the same proportion as the votes cast by all stockholders other than Weitz and its affiliates. A copy of the Voting Agreement, as amended, has been filed as Exhibits 9.3 and 9.4 to the Annual Report on Form 10-K of Redwood Trust, Inc. for the year ended December 31, 2008.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information, as of December 31, 2008, with respect to compensation plans under which equity securities of the registrant are authorized for issuance.

Plan Category	Plan Name	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance
Equity compensation plan approved by security holders	2002 Incentive Plan	2,378,404	(1)	$41.4629	(2)	1,005,937
Equity compensation plan approved by security holders	2002 Employee Stock Purchase Plan	—		—		32,694	(3)
Equity compensation plans not approved by security holders	None	—		—		—
Total		2,378,404	(1)	$41.4629	(2)	1,038,631	(3)

(1)	As of December 31, 2008, 1,730,531 shares of common stock may be issued pursuant to outstanding deferred stock units. As of December 31, 2008, 647,873 shares of common stock may be issued pursuant to outstanding options to purchase common stock.
(2)	As of December 31, 2008, the weighted-average exercise price of outstanding options to purchase common stock was $41.4629. Under our 2002 Incentive Plan no exercise price is applicable to deferred stock units.
(3)	Number of securities remaining available for future issuance does not reflect our proposed amendment to our 2002 Employee Stock Purchase Plan to increase by 100,000 the number of shares of our common stock available for purchase thereunder, as described herein under “Item 3 — Approval of Amendment to 2002 Employee Stock Purchase Plan.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee (the Committee) of Redwood’s Board of Directors consists exclusively of independent directors as defined by the NYSE. The Committee acts on behalf of our Board of Directors in administering Redwood’s executive compensation plans and programs.

The Committee consists of Mariann Byerwalter (Chair), Richard D. Baum, Thomas C. Brown, and David L. Tyler. The Committee met five times in 2008.

The Committee is committed to providing disclosure within this Compensation Discussion and Analysis that gives insight into the process by which the Committee arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, this Compensation Discussion and Analysis:

•	addresses how the Compensation Committee reviews all components of the Chief Executive Officer’s compensation and that of the other Named Executive Officers (NEOs);

•	discloses the performance measures and goals used for all performance-based compensation and discusses the factors taken into account in the Committee’s determination of whether those measures and goals were satisfied;
•	explains severance and change of control payments that NEOs may become entitled to under certain circumstances, which the Committee annually reviews, including through the use of tally sheets; and
•	explains the role of the Committee’s outside compensation consultant and that consultant’s independence from management of the Company.

In 2008, the Company’s return on equity, which is the metric that underlies the Company’s performance-based compensation metric for executives, was negative. In addition, there was significant market turmoil during 2008, which resulted in a decrease in the Company’s market capitalization. As discussed more fully in this Compensation Discussion and Analysis, these factors, their effect on the competitive landscape for executive compensation, and other factors, resulted in the Committee making the following determinations:

•	base salaries for each of the Company’s NEOs would remain unchanged for 2009 (meaning that in the case of Mr. Bull and Mr. Nicholas, their 2009 salaries would remain at 2007 levels);
•	no Company performance bonuses were paid to the NEOs for 2008; and
•	the value of year-end long-term equity grants made to NEOs in December 2008, which are generally determined based on the 75th percentile relative to peers, were reduced by 30% from the amount determined based on such 75th percentile.

Overall Compensation Philosophy and Objectives

Redwood has adopted a performance-based compensation philosophy for its executive officers that focuses executive behavior on the achievement of both short-term and long-term business objectives and strategies and also strives to ensure that we can hire and retain talented individuals in a competitive marketplace. The Committee is generally responsible for evaluating and administering our executive compensation programs and practices to ensure that they provide proper incentives and appropriately drive corporate performance.

Our objectives in establishing executive compensation are as follows:

•	Attract and retain highly qualified and productive executives;
•	Motivate executives to enhance the overall performance and profitability of Redwood, both on short-term and long-term bases, with an emphasis on the long-term;
•	Reinforce the linkage between the interests of Redwood’s stockholders and executives by encouraging Company ownership by executives and employees and rewarding stockholder value creation; and
•	Ensure that compensation levels are both externally competitive and internally equitable.

Cash compensation each year for Redwood’s executive officers consists of a base salary and a cash bonus. The cash bonus is primarily determined based on Company performance, with individual performance a secondary determinant. Redwood seeks to have an executive compensation structure that awards cash compensation (salary plus bonus) upon achievement of performance targets; it is intended that this compensation structure have cash compensation targets that are similar to the median target cash compensation awarded by a peer group of companies that compete with Redwood, including competition for executives and other employees.

For compensation that is awarded based on Company performance, the current target level of Company performance for this purpose is 11% annual adjusted return on equity (as described further below under “ —  Performance-Based Compensation”). For adjusted return on equity performance above or below the target level, we intend that the compensation program deliver cash compensation that is above or below, as applicable, the median range of a peer group of companies that compete with Redwood. To a lesser degree, total cash compensation for each year also varies as a function of individual performance.

With respect to long-term equity compensation, Redwood generally seeks to make regular annual awards at levels that exceed the market median of the Company’s peer group. The value realized by an executive from these long-term equity compensation awards will depend on dividends and stock price performance over extended vesting and deferral periods, as determined by the Committee to be appropriate.

The peer group of companies most recently utilized by the Committee for benchmarking comparisons is described further below under “— Compensation Benchmarking.”

Determination of Compensation

The Committee is charged with the primary authority to make determinations and recommendations of compensation awards available to Redwood’s NEOs. For 2008, the NEOs consisted of Messrs. Bull, Hansen, Nicholas, Hughes, and Zagunis. Redwood’s compensation setting process is dynamic and is evaluated on an annual basis. As has been its practice for a number of years, the Committee utilizes the services of a nationally recognized independent compensation consultant, Frederic W. Cook & Co., Inc., to assist the Committee in determining the elements of its compensation programs and to provide benchmarking analysis. Frederic W. Cook & Co., Inc. does no other work for Redwood or its management and the Committee has the sole authority to hire and fire its compensation consultant.

On an annual basis, Frederic W. Cook & Co., Inc. reviews the executive compensation program with the Committee and assesses the competitiveness of compensation levels for the NEOs to ensure that the compensation is aligned with the Company’s compensation philosophy. Frederic W. Cook & Co., Inc. also provides the Committee with analysis of compensation practices among the Company’s peer group and an analysis for each Redwood NEO. The analysis prepared by Frederic W. Cook & Co., Inc. includes tally sheets that show total cash compensation for each NEO (and year-to-year comparison or total cash compensation), total equity ownership in Redwood by each NEO (and the value of such equity stake at different values per share), and total compensation in cash and equity awards for each NEO. In particular, the tally sheets assist the Committee in understanding the extent to which different components of each executive’s compensation are above or below the median for Redwood’s peer group and the year-to-year changes in NEO compensation.

In addition, Frederic W. Cook & Co., Inc. assists the Committee with respect to the determination of the amounts, form, and structure of the compensation programs adopted by Redwood. Based on the Committee’s judgment and reflecting Frederic W. Cook & Co., Inc.’s input, Redwood’s executive compensation package consists of a fixed base salary and variable cash and equity-based incentive awards, with a significant portion of compensation allocated to the variable and equity-based components to appropriately align total executive compensation with individual and Company performance. Each of these compensation package elements is reviewed by the Committee each year with respect to each NEO.

In 2008, Redwood’s Chairman and Chief Executive Officer provided the Committee with his recommendations with respect to the compensation of the other NEOs (other than Mr. Hansen). In addition, on an annual basis, the Committee is provided with a self-assessment from each of the NEOs regarding their own evaluation of individual and collective performance over the prior year. The Committee takes these recommendations into consideration when determining levels of cash and equity compensation.

In November 2007, Mr. Hansen announced his intention to retire at the end of 2008, and effective December 31, 2008 he ceased to serve as President of Redwood. Throughout 2008, Mr. Hansen’s primary responsibility was to provide for an effective transition of his role and responsibilities to other officers of Redwood. Mr. Hansen remains a director of the Company, will be compensated as a non-employee director beginning in January 2009, and will be eligible to receive an annual director equity grant in May 2009 equal to that awarded other non-employee members of the Board of Directors.

In order to comprehensively address the various compensation and long-term incentive award related matters arising in connection with his retirement, on December 10, 2008, Redwood’s Board of Directors and Compensation Committee, after consultation with Frederic W. Cook & Co., approved a Transition Agreement between Redwood and Mr. Hansen, which terminated his Employment Agreement with the Company and which provided:

•	for payment of a 2008 annual bonus to Mr. Hansen equal to that received by the Chief Executive Officer for 2008, to be paid when the Company makes 2008 bonus payments to its employees;

•	that Mr. Hansen would not be eligible to receive a long-term equity incentive grant at the end of 2008;
•	for vesting of Mr. Hansen’s outstanding deferred stock awards as of January 1, 2009; and
•	for an amendment to Mr. Hansen’s outstanding option agreements to provide that his options continue to be exercisable while he continues to serve on the Board of Directors and, in certain circumstances, for a period of up to twelve months following termination of his service.

A copy of the Transition Agreement between Redwood and Mr. Hansen was filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Benchmarking

As in prior years, in 2008 the Committee asked Frederic W. Cook & Co., Inc. to conduct a market pay analysis of a peer group of companies. The Committee considers the use of a peer group important to remain competitive. In considering the market pay analysis, the Committee considered the fact that the peer group of companies used for comparison did not include generally higher-paying externally-managed REITs, private equity firms, and hedge funds with which Redwood must compete for executive talent. Frederic W. Cook & Co., Inc. did not include those companies in the peer group because they have different business economics and pay models than Redwood. The Committee was also cognizant of competitive evidence suggesting that the upside potential in Redwood’s annual bonuses was lower than that of Redwood’s peers at higher levels of Redwood performance.

Following the completion of the competitive pay analysis prepared by Frederic W. Cook & Co., Inc., the Committee concluded that:

•	The primary peer group should continue to be other major internally-managed mortgage REITs and taxable mortgage, investment banking, specialty-finance, real-estate, and investment management companies with comparable business economics and pay models to Redwood. However, the significant disruptions to the credit markets in 2008 resulted in several changes to the peer group from the prior year, primarily due to the acquisition or bankruptcy of several peer group firms.
•	Salaries and target annual bonuses should continue to be oriented at or near the median target levels of compensation at this group of peer companies;
•	Executive annual bonuses should have adequate upside opportunity so that delivered total annual compensation may potentially reach the top-quartile of the peer group for strong absolute Company performance; and
•	Competitive pressure from higher-paying related market sectors should be addressed by awarding long-term equity grants with values near the 75th percentile relative to the peers, although, at its final meeting in 2008, the Committee determined that the actual grant values determined based on the 75th percentile relative to peers would be reduced by 30% to address the decrease in market capitalization of the Company during 2008 resulting from the significant and wide-spread financial market turmoil in 2008.

The “peer group” of companies utilized by the Committee in 2008 consisted of: Allied Capital Corporation, American Capital Strategies, Ltd., Annaly Capital Management, Inc., CapitalSource Inc., Capital Trust Inc., Capstead Mortgage Corporation, Centerline Holding Company, Gramercy Capital Corp., IndyMac Bancorp Inc., iStar Financial Inc., Northstar Realty Finance Corporation, Ocwen Financial Corporation, and PHH Corporation. The Committee reviews the list of peer companies on an annual basis to confirm that the companies included continue to meet the Committee’s criteria for inclusion. The Committee also takes into consideration changes in real estate and capital markets and changes in competitors. Accordingly, the companies included in the peer group may change from year to year as a result of this review and, as noted above, the significant disruptions to the credit markets in 2008 resulted in several changes to the peer group, primarily due to the acquisition or bankruptcy of several peer group firms. Similar factors may result in changes to the peer group over the course of 2009.

In the comparative analysis, executive positions (other than Mr. Hansen) were matched against benchmarks for functionally similar executive positions from the peer companies as set forth below. As noted above, during 2008 Mr. Hansen’s primary responsibility was to provide for an effective transition of his role and responsibilities to other officers of Redwood. As a result of this transition, the benchmarks used for comparison of the other NEOs against their functional equivalents at peer group companies were updated from the prior year to capture the scope of their roles during 2008. In addition, because of the Transition Agreement between Mr. Hansen and Redwood, functional benchmarks for Mr. Hansen were not meaningful in determining his compensation.

•	Mr. Bull was matched to the Chief Executive Officer position at peer group companies.
•	Mr. Hughes and Mr. Nicholas, who functioned as Co-Chief Operating Officers during 2008, were generally matched to a combination of two most senior officers below the level of Chief Executive Officer (excluding presidents and vice-chairmen with broader responsibilities) at peer group companies.
•	Mr. Zagunis was matched to the fifth highest paid executive at peer group companies, which was considered reflective of the broad range of responsibilities in his position.

Base Salary

The Company seeks to establish base salaries of NEOs around the median of base salaries paid by the peer group. In setting base salaries for NEOs, in addition to the analysis prepared by Frederic W. Cook & Co., Inc., the Committee annually reviews data from available published compensation surveys and proxy statements filed by the peer group. The Committee reviews base salaries as one part of overall compensation for the NEOs annually. The Committee may make adjustments to base salary based on the executive’s experience and responsibilities and after consideration of other components of compensation. As noted above, base salaries are targeted at the median level relative to the Company’s peer group.

Base salaries for 2008 for Messrs. Bull, Hansen, and Nicholas were unchanged from 2007. Base salaries for Messrs. Hughes and Zagunis were increased from 2007 to reflect their changing roles in light of Mr. Hansen’s announced retirement plans and other changes in personnel at the Company, and, in the case of Mr. Hughes, to reflect his role as Co-Chief Operating Officer.

In December 2008, the Compensation Committee determined that base salaries for each of Messrs. Bull, Hughes, Nicholas, and Zagunis would remain unchanged for 2009.

Performance-Based Compensation

Redwood’s compensation program is designed to reward NEOs based on the Company’s performance and the individual executive’s contribution to that performance. As an integral part of this program, executive officers receive annual bonuses in the event specified Company and individual performance measures are achieved.

In order to better align the interests of Redwood’s executive officers with the interests of its stockholders, executive’s target annual bonuses are weighted 75% on the achievement of a predetermined goal of financial performance and 25% on the achievement of pre-established individual goals. This 75%/25% allocation is used because it has the result that most of an executive’s target annual bonus will depend directly on the achievement of financial performance for shareholders, while also providing incentives for achievement of individual goals that the Committee believes are in the interest of the Company and shareholders, but which may be difficult to quantitatively link directly to financial performance of the Company.

The table below sets forth the 2008 targets for each NEO assuming achievement of the criteria necessary to achieve 100% of the target bonus.

	Mr. Bull and Mr. Hansen	Mr. Hughes and Mr. Nicholas	Mr. Zagunis
Base Salary	$700,000	$500,000	$400,000
Target Bonus (%)	125%	100%	75%
Target Bonus ($)	$875,000	$500,000	$300,000
Company Performance Target (Adjusted ROE Component)	$656,250	$375,000	$225,000
Individual Performance Target	$218,750	$125,000	$75,000

In 2008, the Committee maintained the same Company performance bonus formula as was in place for 2007. The Company performance bonus is based on the achievement of an adjusted return on equity (Adjusted ROE). Adjusted ROE is defined as income determined in accordance with generally accepted accounting principles (GAAP) divided by core equity, subject to adjustment when circumstances warrant at the discretion of the Committee. Core equity is defined as average GAAP equity excluding unrealized mark-to-market adjustments as reflected in accumulated other comprehensive income (loss). The Committee has determined that Adjusted ROE provides an appropriate measurement of the Company’s performance because, as a company whose primary source of earnings is income from real estate investments, the use of core equity reflects the amount of capital the Company has to invest (as it excludes the effect of unrealized market valuation adjustments).

The specific Company performance bonus formula is as follows:

•	For Adjusted ROE of less than or equal to 7%, no Company performance bonus would be paid;
•	For Adjusted ROE of 11%, 100% of target Company performance bonus would be paid;
•	For Adjusted ROE between 7% and 11%, the Company performance bonus would be pro-rated between 0% and 100%; and
•	For Adjusted ROE in excess of 11%, the Company performance bonus would be increased by an amount such that the total target bonus would increase by one-third for every 1% increase in Adjusted ROE above 11%, subject to a maximum described below.

The Committee determined that individual performance in 2008 for each NEO would be reviewed in the context of the specific criteria discussed below. The individual performance component of the bonus may be earned up to 100% of the target bonus amount allocated to individual performance. The maximum sum of the two annual incentive component awards in 2008 was $5 million for each of Messrs. Bull and Hansen and $2 million for each of the other NEOs.

Bonus awards earned in excess of 300% of annual base salary are paid in deferred stock units under the Company’s executive deferred compensation plan. These excess bonus deferred stock units, if awarded, are fully vested at the award date, receive cash dividend equivalent rights (which can be deferred at the executive’s election), and are distributed in shares at the earlier of three years from the date of grant or termination of employment (unless the executive voluntarily defers for a longer period of time).

Performance-Based Compensation Awarded in 2008.  In 2008, the Company’s Adjusted ROE was negative. Consequently, no Company performance bonus was paid to the NEOs in 2008.

The individual performance awards were determined after a review of the individual achievements of each NEO, including actions taken to position Redwood to emerge viably from the financial market turmoil of 2008. The Committee’s review of individual performance also included a review of each NEOs self-assessment, the assessment by Mr. Bull of the other NEOs (other than Mr. Hansen), and input from Frederic W. Cook & Co., Inc. Among other factors, the Committee considered each of the factors noted below that the Committee had previously determined would be reviewed in assessing individual performance in 2008. With respect to each of these criteria, the Committee noted the following achievements (presented in italics after each criterion):

•	Make appropriate progress in a disciplined manner towards achieving Redwood’s mission of growing to $5 billion market capitalization by 2012 — the Committee evaluated this criterion in the context of the significant financial market turmoil in 2008 and the fact that, unlike many of its competitors, the Company endured this turmoil, maintained a strong balance sheet and liquidity, maintained its good reputation, undertook appropriate steps to determine when, and in what form, the Company should raise additional capital, and is positioned to take advantage of business opportunities that arise.
•	Make significant progress as a management team in transitioning operating responsibilities to Messrs. Hughes and Nicholas, in connection with their roles as co-Chief Operating Officers and Mr. Hansen’s retirement — the Committee evaluated this criterion in the context of the successful transition of responsibilities in connection with Mr. Hansen’s retirement and the success of Mr. Hughes and Nicholas in transitioning into the roles of Co-Chief Operating Officers.
•	Expand Redwood’s prime residential business — the Committee evaluated this criterion in the context of the significant financial market turmoil in 2008 and took notice of the fact that the Company had taken steps to adjust its investment strategy with respect to residential assets in 2008, improved its investment acquisition decision-making process, and further developed its ongoing portfolio management tools.
•	Position Redwood to be part of the capital markets solution for financing real estate loans and securities — the Committee evaluated this criterion in the context of the significant and wide-spread financial market turmoil in 2008 and took into account the ongoing efforts of the Company to be active in various forums that are considering appropriate steps to implement, and analyze the issues associated with, potential future solutions.
•	Develop an optimally staffed commercial platform to make investments, efficiently manage assets, and capitalize on new opportunities in 2008 — the Committee evaluated this criterion in the context of the significant and wide-spread financial market turmoil in 2008 and, in particular, the disruption to the commercial real estate financing markets; and the fact that management had communicated with the Board throughout the year on why aspects of this process should be postponed into subsequent periods.
•	Launch an asset management business and initiate and close a private limited partnership fund — the Committee evaluated this criterion in the context of the successful launch of the Opportunity Fund, a private limited partnership fund managed by Redwood Asset Management and management’s ongoing discussions with the Board regarding future plans for the asset management business.
•	Manage employees to consistently perform at a high level leading to attractive business results — the Committee evaluated this criterion in the context of various factors, including the implementation of a performance tracking system and steps taken to develop future company leaders.
•	Maintain an operating platform that is efficient and scalable — the Committee evaluated this criterion in the context of various factors, including steps management had taken to adjust the size of the Company’s workforce in response to the changes in the Company’s business activities resulting from the significant financial market turmoil in 2008, while maintaining the Company’s high standards and scalability and preserving the Company’s ability to be competitive as market developments continue in the future.
•	Utilize capital efficiently — the Committee evaluated this criterion in the context of various factors, including the fact that the Company has emerged viably from the significant and wide-spread financial market turmoil in 2008 in large part due to the Company’s overall strategy of not attempting to increase returns by using high degrees of leverage, maintaining discipline in taking credit risk which resulted in utilizing capital in mostly prime, higher-rated securities, not re-establishing securitization programs based on understanding the fundamentals of the underlying assets and markets, and maintaining a strong balance sheet and liquidity throughout the year.

In 2008, based on the Committee’s assessment of the above criteria and the individuals’ specific contributions towards the stated objectives, each NEO’s individual performance award equaled 100% of their target.

Performance-Based Compensation in 2009.  With respect to 2009, the Committee has determined, after consultation with Frederic W. Cook & Co., Inc., that target annual bonuses for executives will continue to be weighted 75% on Company performance in a manner similar to 2008 and 25% on individual performance metrics. As a result, in 2009 the specific Company performance bonus formula will be as follows:

•	For Adjusted ROE of less than or equal to 7%, no Company performance bonus will be paid;
•	For Adjusted ROE of 11%, 100% of target Company performance bonus will be paid;
•	For Adjusted ROE between 7% and 11%, the Company performance bonus will be pro-rated between 0% and 100%; and
•	For Adjusted ROE in excess of 11%, the Company performance bonus will be increased by an amount such that the total target bonus would increase by one-third for every 1% increase in Adjusted ROE above 11%, subject to a maximum described below.

As noted above, the benchmarks for functionally similar executive positions for the NEOs (other than Mr. Hansen and Mr. Zagunis) were updated by the Committee, after discussion with Frederic W. Cook & Co., Inc., from the prior year to capture the scope of their roles during 2008. Consistent with these updates, the Committee, after discussion with Frederic W. Cook & Co., Inc., increased the target bonus percentage for 2009 for Mr. Bull to 175%, and for each of Mr. Hughes and Mr. Nicholas to 150%, to reflect their roles in management following the departure of Mr. Hansen.

In addition, the maximum sum of the two annual incentive component awards in 2009 will be $5 million for Messrs. Bull, Hughes, and Nicholas and $2 million for each of the other NEOs. These caps, and the increases in the caps from 2008 applicable to Messrs. Hughes and Nicholas, were, after consultation with Frederic W. Cook & Co., Inc., deemed appropriate by the Committee as maximum bonuses for each of the NEOs based on their position, responsibilities, level of performance needed to reach the cap, and the peer companies’ bonus structures, and after taking into account the changing roles of Messrs. Hughes and Nicholas in light of Mr. Hansen’s retirement.

The Committee has also reviewed and approved factors and goals that will be used over the course of 2009 to evaluate each NEOs individual performance in 2009 and which will be used at the end of 2009 as a basis for the Committee’s assessment of the determining how much of each NEOs individual performance target bonus would be awarded.

Long-Term Compensation Awards

As discussed above under “— Employee Stock Ownership Philosophy,” equity ownership in Redwood provides an important linkage between the interests of stockholders and executives by rewarding long-term stockholder value creation. To meet this objective, officers, directors, key employees, and other persons expected to contribute to the management, growth, and profitability of Redwood are eligible to receive long-term equity grants. The Committee, in consultation with Frederic W. Cook & Co., Inc., determines guidelines and procedures for the issuance of those grants to the NEOs. Guidelines are based upon a number of factors, including the officer’s total compensation level, individual and Company performance, and comparison to executives in functionally similar positions at peer companies. The Committee also takes into consideration past grants and outstanding awards.

The Committee has typically made long-term equity grants to the NEOs in the fourth quarter and typically makes long-term equity grants to other executives and employees at the same time that is does so for NEOs. However, with respect to 2007, the Committee determined long-term equity grants for the NEOs in January 2008 rather than the fourth quarter of 2007 in order to take into account in its analysis the market turmoil that developed in late 2007 and to take into account the transitioning of certain executive roles. In addition, with respect to 2007, certain awards to NEOs were made in the form of deferred balances in the Company’s Executive Deferred Compensation Plan pending conversion into deferred stock units following approval of additional Incentive Plan capacity by the Company’s shareholders in May 2008.

With respect to 2008, the Committee returned to its normal practice and made long-term equity grants in the form of deferred stock units to the NEOs (and to other executives and employees) in the fourth quarter. With respect to the grants made in the fourth quarter of 2008, 25% of each award vests on January 1, 2010, and an additional 6.25% vests on the first day of each subsequent quarter, with full vesting on January 1, 2013, assuming continued service with the Company. These deferred stock unit awards will be distributed in shares of common stock on May 1, 2013, unless electively deferred by the executive under the terms of the executive deferred compensation plan. The number of deferred stock units to be granted to each NEO is determined based on the dollar amount of the award granted to each NEO divided by the closing price of the Company's common stock on the NYSE on the day immediately prior to grant.

In December 2008, the Committee determined, after consultation with Frederic W. Cook & Co., Inc., that the deferred stock unit awards to the NEOs would consist of the following: Mr. Bull was granted 190,100 deferred stock units, Mr. Hughes was granted 215,500 deferred stock units, Mr. Nicholas was granted 115,500 deferred stock units, and Mr. Zagunis was granted 56,500 deferred stock units. As noted above, in accordance with the terms of his Transition Agreement, Mr. Hansen did not receive a long-term equity grant at the end of 2008.

As discussed above, the December 2008 awards reflect the Committee’s decision, after receiving input from Frederic W. Cook & Co., Inc., that each award would be determined based on grant values that were near the 75th percentile relative to peers, but then reduced each award by 30% to address the decrease in market capitalization of the Company during 2008 resulting from the significant and wide-spread financial market turmoil in 2008. The Committee also determined to increase Mr. Hughes’ award by 100,000 deferred stock units to reflect his increased leadership role at Redwood and to bring his equity interest in the Company to a level commensurate with the other Co-Chief Operating Officer of the Company.

Certain of the long-term equity grants (including those awarded in 2008) have attached dividend equivalent rights, resulting in the payment of dividends equivalents each time the Company pays a common stock dividend. The value of any dividend equivalent rights was taken into account in establishing the grant date fair value of these grants under SFAS 123(R) at the time the related equity grants were made. Therefore, the value of the current dividend equivalent right payments are not considered part of the compensation value reported above in the table of non-employee director compensation under “Director Compensation” or below in the summary table of NEO compensation under “Executive Compensation Tables — Summary Compensation.”

The Committee annually reviews long-term equity incentive strategies, with the objective of gaining a competitive advantage for the Company through increased executive and employee ownership, as well as retention of outstanding individual performers at all levels of the Company.

Mandatory Holding Period for Long-Term Equity Grants.  The long-term equity grants made to NEOs in January 2008 (which, as noted above, represented the 2007 long-term equity grant) and December 2008 have the four year vesting schedule described above. Notwithstanding this vesting schedule, the earliest these awards will be distributed to the NEOs in shares of common stock (and, as a result, the earliest these shares could be sold or transferred by the NEOs) is May 1, 2012, with respect to the January 2008 grants, and May 1, 2013, with respect to the December 2008 grants. As a result, the NEOs are subject to a mandatory holding period with respect to all shares that vest prior to the distribution date.

Treatment of Certain Previously Granted Options.  During 2001 and 2002, stock option grants included a “stock-for-stock reload” feature to encourage executives and directors to acquire and accumulate ownership of actual shares of stock, rather than hold unexercised stock options without ownership and personal investment risk. When a holder of a “reload” option exercises the option using owned shares of common stock to pay the exercise price of the option, the option holder is automatically granted, as of the date of exercise of the original option, a reload option to purchase the number of shares of common stock equal to the number of shares used to pay the exercise price of the original option. The reload option is only for the remaining term of the original option and is fully-vested at grant. If the Company withholds shares to pay the option holder’s withholding taxes, the reload option will also include a number of shares related to the number of shares withheld. The exercise price of the reload option is the fair market value of the common stock as of the day the reload option is granted. There are no dividend equivalent rights on the reload stock options. Redwood has not granted stock options with this reload feature since 2002. The Compensation Committee does not consider these reload options to represent incremental compensation value for purposes of determining current long-term equity grant levels, because the reloads are an extension of the originally granted options.

Deferred Compensation

Under the Company’s executive deferred compensation plan, NEOs may elect to defer up to 100% of their cash compensation as well as dividend equivalent right payments on deferred stock units and options, and under certain circumstances, can also elect to re-defer scheduled distributions of cash or stock from the deferred compensation plan. Additionally, deferred stock units granted to executives are automatically deferred under the executive deferred compensation plan. Deferred amounts may be deferred until a date chosen by the executive at the time of the initial deferral (subject to certain restrictions) or until the executive’s retirement, at which time the balance in the executive’s account will be paid in cash or common stock (as applicable), or will be paid out over a period of up to 15 years, depending upon the executive’s deferral elections. Cash amounts deferred under the executive deferred compensation plan are credited with interest at 120% of the long-term applicable federal rate as published by the IRS. Amounts deferred under the Executive Deferred Compensation Plan remain available to the Company for general corporate purposes pending the obligation to deliver the deferred amounts to the recipients (in cash or in shares of common stock) on the deferral date. The ability of recipients to elect to receive interest on deferred amounts is one incentive to participate in the Plan, thereby making funds available for the Company’s use at a cost that is generally below the Company’s normal cost of capital.

The Company also matches 50% of cash compensation deferred by participants in the executive deferred compensation plan, provided that total matching payments made by the Company to participants in the executive deferred compensation plan and the 401(k) plan (discussed below) are limited to 6% of the participant’s base salary. Vesting of the match payments is based on the employee’s tenure with the Company, and over time, an employee becomes increasingly vested in both prior and new matching payments. Employees are fully vested in all prior and all new matching payments after six years of employment.

In 2008, in connection with an amendment to the Executive Deferred Compensation Plan, and in accordance with the regulations promulgated by the IRS under Section 409A of the Internal Revenue Code, participants in the Executive Deferred Compensation Plan had the option to make a one-time election to revise existing distribution elections, including an election to receive distributions in 2009 of vested amounts that were otherwise scheduled to be distributed in 2009 or later.

We believe the executive deferred compensation plan provides for, among other things, a vehicle for the Company’s executives to plan for retirement and for tax planning.

Employee Stock Purchase Plan

The Company offers all eligible employees the opportunity to participate in a tax-qualified Employee Stock Purchase Plan (ESPP). Through payroll deductions, employees can purchase shares of the Company’s common stock at a discount from fair market value on a quarterly basis. The purchase price per share is the lower of (a) 85% of the fair market value per share on the first day of each 12-month offering period (January 1st) or (b) 85% of the fair market value per share on the purchase date (the end of each calendar quarter, March 31st, June 30th, September 30th, and December 31st). An employee is eligible to participate in the ESPP after 90 consecutive days of employment.

401(k) and Other Contributions

The Company offers a tax-qualified 401(k) plan to all employees for retirement savings. Under the plan, employees are allowed to defer and invest up to 100% of their cash earnings, subject to the maximum 401(k) contribution amount (which, in 2008, was $15,500 for those under 50 years of age and $20,500 for those 50 years of age or older). Contributions can be invested on a pre-tax basis in a diversified selection of publicly-traded mutual funds.

In order to encourage participation and to provide a retirement planning benefit to employees, the Company also provides a matching contribution of 50% of all 401(k) deferrals, provided that matching payments in the 401(k) plan are limited to the lesser of 4% of an employee’s cash compensation and $7,750. Vesting of the 401(k) matching payments is based on the employee’s tenure with the Company, and over time, an employee becomes increasingly vested in both prior and new matching payments. Employees are fully vested in all prior and all new matching payments after six years of employment.

As noted above, the Company also matches up to 50% of cash compensation deferred by participants in the executive deferred compensation plan. Total matching payments made by the Company to participants in the executive deferred compensation plan (including deferred compensation matching plus matches in the 401(k) plan) are limited to 6% of the participant’s base salary.

There are no other retirement or pension plans at Redwood.

Other Benefits

In addition to cash and equity-based compensation, Redwood currently provides all employees with certain other benefits including medical, dental, vision, disability, and life insurance. The provision of these types of benefits is important in attracting and retaining employees. Redwood currently pays approximately two-thirds of an employee’s monthly premium for medical and dental coverage, and 100% of an employee’s premiums for long-term disability and life insurance provided through Company plans. Redwood also funds a Healthcare Reimbursement Account (HRA) for employees that choose to enroll in the PPO Savings Plus Plan. For those making this election, Redwood currently contributes to HRAs $1,500 for single employees and $2,000 for employees with families.

Severance and Change of Control Arrangements

Each of Messrs. Bull, Hughes, Nicholas, and Zagunis has entered into an employment agreement with Redwood which provides for severance payments in the event we terminate the executive’s employment without “cause” or the executive terminates for “good reason.” The employment agreements also provide for payments and vesting of stock options and other equity-related awards in the event of the executive’s death or disability. In the event of a “change of control” in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards or substitute equivalent awards, the executive’s outstanding options and equity-related awards will immediately vest and become exercisable. These agreements were entered into in order to attract and retain these executives in the competitive marketplace for executive talent.

The various levels of post-termination benefits for each of Messrs. Bull, Hughes, Nicholas, and Zagunis were determined by the Committee to be appropriate for the individual based on that person’s duties and responsibilities with the Company and were the result of arms-length negotiations. The Company also determined the different levels to be appropriate and reasonable when generally compared to post-termination benefits provided by the Company’s peers to executives with similar titles and similar levels of responsibility. The Company also believes that the levels of benefit also take into account the expected length of time and difficulty the individual may experience in trying to secure new employment. The amount of the severance is balanced against the Company’s need to be responsible to its stockholders and also takes into account the potential impact the severance payments may have on other potential parties to a change in control transaction.

The terms of these severance and change of control arrangements are described in more detail below under “Other Compensation Matters — Potential Payments upon Termination or Change of Control.”

The Committee reviews the terms of these agreements each year and seeks analysis from Frederic W. Cook & Co., Inc. to compare the terms of these agreements to competitive benchmarks. The Committee’s use of tally sheets also enables the Committee to analyze the expected payments should any of these agreements become applicable to the termination of an executive’s employment.

Tax Considerations

Section 162(m) of the Code limits the tax deductibility by Redwood of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and our three other most highly compensated executive officers employed at the end of the year other than our Chief Financial Officer. However, performance-based compensation that has been approved by stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of the board of directors that establishes those goals consists only of “outside directors.” All members of the Committee qualify as outside directors.

The Committee considers the anticipated tax treatment to Redwood and to executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Committee’s control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor to be considered, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Committee may award compensation to our executive officers which is not fully tax deductible if it determines that the award is consistent with its philosophy and is in the Company’s and its stockholders’ best interests.

Section 409A of the Code imposes significant additional taxes and interest on underpayment of taxes in the event an executive defers compensation under a plan that does not meet the requirements of Section 409A. We have generally structured our programs and individual arrangements in a manner intended to comply with the requirements of Section 409A.

Certain tax matters relating to excise taxes imposed on certain severance payments and related tax gross-ups that we may be obligated to pay to our executives are discussed below under “Other Compensation Matters — Potential Payments upon Termination or Change of Control.”

Clawback Policy with Respect to Bonus and Incentive Compensation

The Company has adopted a “clawback” policy with respect to bonus and incentive payments made to executives whose fraud or misconduct resulted in a financial restatement. Pursuant to this policy, in the event of a significant restatement of the Company’s financial results due to fraud or misconduct, the Board of Directors of the Company will review all bonus and incentive compensation payments made on the basis of the Company having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, to the extent permitted by law, seek to recoup from the executives whose fraud or misconduct materially contributed to the restatement the value or benefit of the prior payments made to the executives.

Executive Compensation Tables

Summary Compensation

The following table includes information concerning compensation earned by the NEOs for the year ended December 31, 2008. Titles shown in the table are those held by the executive officer on December 31, 2008.

The cost of equity awards for NEOs is determined in accordance with SFAS 123(R) and is based upon the estimated fair value of each award on the grant date and the number of units awarded. Even though the awards generally vest evenly over a four year period, we have elected to apply an accelerated method of amortization provided by FAS 123(R). Under this method, compensation cost is recognized at approximately 57% of each award’s grant-date fair value during the first year, 26% in the second year, 13% in the third year, and 4% during the fourth year.

As a consequence of this accelerated method, compensation for NEOs can differ significantly from the actual vested amounts available to them. Additionally, subsequent changes in the fair values of equity awards are not reflected in the compensation amounts reported for NEOs, as GAAP requires that grant-date fair values be used to reflect equity compensation awarded by the Company.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
George E. Bull, III, Chief Executive Officer	2008	$700,000	—	$2,809,358	$125,349	$218,750	—	$42,000	$3,895,457
	2007	$700,000	—	$2,439,394	$326,947	$196,875	$140,780	$42,000	$3,845,996
	2006	$600,000	—	$2,279,616	$772,172	$1,511,061	$338,375	$36,000	$5,537,224
Douglas B. Hansen, President(6)	2008	$700,000	—	$1,686,647	$210,506	$218,750	—	$42,000	$2,857,903
	2007	$700,000	—	$2,439,394	$326,947	$196,875	$6,393	$42,000	$3,711,609
	2006	$600,000	—	$2,279,616	$650,922	$1,511,061	$76,892	$36,000	$5,154,491
Martin S. Hughes, Co-Chief Operating Officer and Chief Financial Officer	2008	$500,000	—	$1,558,446	—	$125,000	—	$30,000	$2,213,446
	2007	$450,000	—	$975,327	—	$75,938	—	$27,000	$1,528,265
	2006	$300,000	—	$365,740	—	$453,318	—	$18,000	$1,137,058
Brett D. Nicholas, Co-Chief Operating Officer and Chief Investment Officer	2008	$500,000	—	$1,579,721	$75,183	$125,000	—	$30,000	$2,309,904
	2007	$500,000	—	$1,244,103	$200,156	$112,500	$16,543	$30,000	$2,103,302
	2006	$300,000	—	$869,556	$246,265	$604,425	$106,750	$18,000	$2,144,996
Harold F. Zagunis, Controller and Managing Director	2008	$400,000	—	$929,238	$47,842	$75,000	—	$24,000	$1,476,080
	2007	$325,000	—	$590,504	$97,887	$54,844	$10,398	$19,500	$1,098,133
	2006	$300,000	—	$635,964	$153,551	$453,318	$34,102	$18,000	$1,594,935

(1)	Represents the amount of compensation cost that was recognized by Redwood in each fiscal year indicated related to grants of deferred stock units made in such fiscal year and in prior fiscal years with respect to each NEO as determined in accordance with SFAS 123(R). The valuation assumptions used in determining such amounts are described in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the corresponding year.
(2)	Represents the amount of compensation cost determined in accordance with SFAS 123(R) that was recognized by Redwood in each fiscal year indicated related to stock options granted to each NEO in 2004. The valuation assumptions used in determining such amounts are described in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ending December 31, 2004. No stock options were granted in 2008.
(3)	These amounts are cash bonuses awarded and expensed under Redwood’s performance-based compensation plan for each fiscal year indicated with respect to performance during such fiscal year (but paid early in the next following fiscal year). All individual and Company performance goals used were pre-determined by the Committee and generally designed to be objectively measurable as described above under “Executive Compensation — Compensation Discussion and Analysis — Performance-Based Compensation.”
(4)	Represents the value of “above-market” interest credited and expensed under the executive deferred compensation plan. The interest accrual formula for deferred compensation was modified in 2007 and, therefore, interest has not accrued at above-market rates since June 30, 2007. “Above-market” interest is defined as any interest that is earned above 120% of long-term applicable federal rate as published by the IRS. The table does not include dividend equivalent rights earned on deferred stock units or options, as the value of the dividend equivalent rights was factored into the grant date fair value of the original deferred stock unit and option awards in accordance SFAS 123(R).
(5)	Represents matching contributions to the 401(k) and the executive deferred compensation plan.
(6)	The amounts shown under “Stock Awards” and “Option Awards” for Mr. Hansen include the accounting effects on compensation expense that were recognized in 2008 in accordance with SFAS 123(R) as a result of our entering into the Transition Agreement with Mr. Hansen, as described above under “Executive Compensation — Compensation Discussion and Analysis — Determination of Compensation.”

Grants of Plan-Based Awards

The following table reflects estimated possible payouts to the NEOs in 2008 under Redwood’s performance-based compensation plan as well as actual equity-related grants made in 2008 under Redwood’s incentive plan. Actual payouts for performance in 2008 are reflected in the “Summary Compensation” table above. As discussed above under “Executive Compensation — Compensation Discussion and Analysis —  Performance-Based Compensation,” the annual performance-based bonus plan is weighted 75% on Adjusted ROE and 25% on achievement of pre-established individual goals. The individual component may be earned up to 100% of target. There is no cap on the amount that may be earned with respect to the Adjusted ROE component, subject to an overall maximum 2008 annual total incentive award of $5 million for each of Mr. Bull and Mr. Hansen and $2 million for each of the other NEOs. If earned awards are in excess of 300% of salary, the excess is paid in deferred stock units under the executive deferred compensation plan.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Shares)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)
Name	Grant Date		Threshold(2)	Target(3)	Maximum(4)	Threshold	Target	Maximum(5)
George E. Bull, III	—		—	$875,000	$2,100,000	—	—	194,500	—	—	—	—
	1/16/2008	(1)	—	—	—	—	—	—	46,978	—	—	1,500,000
	5/23/2008	(1)	—	—	—	—	—	—	31,080	—	—	1,017,877
	12/10/2008		—	—	—	—	—	—	190,100	—	—	2,649,994
Douglas B. Hansen	—		—	$875,000	$2,100,000	—	—	194,500	—	—	—	—
	1/16/2008	(1)	—	—	—	—	—	—	46,978	—	—	1,500,000
	5/23/2008	(1)	—	—	—	—	—	—	31,080	—	—	1,017,877
Martin S. Hughes	—		—	$500,000	$1,500,000	—	—	33,535	—	—	—	—
	1/16/2008	(1)	—	—	—	—	—	—	46,978	—	—	1,500,000
	12/10/2008		—	—	—	—	—	—	215,500	—	—	3,004,070
Brett. D. Nicholas	—		—	$500,000	$1,500,000	—	—	33,535	—	—	—	—
	1/16/2008	(1)	—	—	—	—	—	—	46,978	—	—	1,500,000
	12/10/2008		—	—	—	—	—	—	115,500	—	—	1,610,070
Harold F. Zagunis	—		—	$300,000	$1,200,000	—	—	53,655	—	—	—	—
	1/16/2008	(1)	—	—	—	—	—	—	31,319	—	—	1,000,000
	12/10/2008		—	—	—	—	—	—	56,500	—	—	787,610

(1)	Long-term equity grants to NEOs are typically made in the fourth quarter. However, with respect to 2007, long-term equity grants to NEOs were made in January 2008 rather than the fourth quarter of 2007 in order to enable the Compensation Committee to take into account in its analysis the market turmoil that developed in late 2007 and to take into account the transitioning of certain executive roles. In addition, with respect to 2007, certain awards to Messrs. Bull and Hansen were made as deferred balances in the Company’s Executive Deferred Compensation Plan pending conversion into a grant of deferred stock units following approval of additional Incentive Plan capacity by the Company’s shareholders in May 2008.
(2)	Under the Company’s guidelines, no Company performance-based non-equity incentive plan awards (bonus) would have been granted for fiscal 2008 if the Adjusted ROE was less than 7%. No bonus would be awarded if Company performance was below this threshold and 0% of target bonus for individual performance was earned.
(3)	Represents 100% of target bonus, which would have been paid assuming a Company Adjusted ROE of 11% and assuming that the NEO earned 100% of the target bonus for individual performance. Actual amounts earned for fiscal year 2008 are included in the “Summary Compensation Table” above.
(4)	The maximum cash that could have been awarded was 300% of the executive’s annual base salary. Any bonus amounts over 300% of annual base salary would have been awarded in deferred stock units that would have been deferred for 3 years but would have vested immediately (see footnote 5 below).
(5)	Represents the maximum number of deferred stock units that could have been granted in respect of 2008 under the performance-based bonus plan assuming a maximum bonus plan award ($5 million for each of Mr. Bull and Mr. Hansen and $2 million for each of the other NEOs), with the amount over three times salary paid in deferred stock units and assuming a common stock price of $14.91 per share (the closing price of the Company’s common stock on the NYSE on December 31, 2008).
(6)	Represents long-term annual incentive grants made in the form of deferred stock units. See Note (1) above. Grants made on January 16, 2008 had a fair market grant unit value of $31.93 per share. Grants made on May 23, 2008 had a fair market grant unit value of $32.75 per share. Grants made on December 10, 2008 had a fair market grant unit value of $13.94 per share. These awards were approved by the Compensation Committee and issued pursuant to the 2002 Redwood Trust Inc. Incentive Plan. The value of these awards is determined in accordance with SFAS 123(R). The valuation assumptions used in determining these amounts are described in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

Redwood does not currently award stock options, although new stock options may still be issued under the reload provisions of certain stock options that were granted in prior years. With the exception of options granted under reload provisions, all outstanding stock options were granted prior to 2005. In 2003 and 2004, executives were issued ten-year non-qualified stock options with a four-year vesting schedule that pay dividend equivalent rights for up to ten years (until the earlier of option exercise or option termination). The stock options granted in December 2001 and in 2002 were ten-year options with a four-year vesting schedule that pay dividend equivalent rights for up to four years (until the earlier of option exercise or option termination). Prior to December 2001, Redwood also granted ten-year options with a four-year vesting schedule that pay dividend equivalent rights for up to ten years (until the earlier of option exercise or option termination).

From 2005 forward, equity grants to the NEOs were made solely in the form of deferred stock units. Participants in the executive deferred compensation plan specify distribution dates not earlier than four years from the date of grant. Deferred stock units outstanding receive dividend equivalent rights each time Redwood pays a common stock dividend. All equity awards represented on this table have a four year vesting schedule, under which 25% vest on January 1 following the first anniversary of the grant (with the exception of the equity awards granted in January 2008, under which 25% vest on the first January 1 following the grant), and thereafter, 6.25% vest on the first day of each subsequent quarter, except that, with respect to Mr. Hansen, in connection with his retirement the Company entered into a Transition Agreement which provided for the accelerated vesting of 101,128 of his deferred stock units on January 1, 2009.

The following table sets forth certain information regarding outstanding equity awards for each NEO as of December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George E. Bull, III	73,500	—	—	$11.44	12/2/2009	—		—	—	—
	21,450	—	—	$17.63	12/14/2010	—		—	—	—
	33,871	—	—	$41.09	12/17/2011	—		—	—	—
	39,769	—	—	$56.18	12/19/2012	—		—	—	—
	60,000	—	—	$52.46	12/10/2013	—		—	—	—
	29,527	1,969	1,969	$58.23	12/1/2014	—		—	—	—
	—	—	—	—	—	319,592		4,765,116	—	—
Douglas B. Hansen	36,750	—	—	$11.44	12/2/2009	—		—	—	—
	13,980	—	—	$59.66	12/17/2011	—		—	—	—
	10,083	—	—	$59.66	12/17/2011	—		—	—	—
	9,432	—	—	$58.94	12/17/2011	—		—	—	—
	3,315	—	—	$57.54	12/17/2011	—		—	—	—
	135	—	—	$59.66	12/19/2012	—		—	—	—
	25,977	—	—	$58.94	12/19/2012	—		—	—	—
	60,000	—	—	$52.46	12/10/2013	—		—	—	—
	29,527	1,969	1,969	$58.23	12/1/2014	—		—	—	—
	—	—	—	—	—	129,492	(6)	1,930,725	—	—
Martin S. Hughes	—	—	—	—	—	280,260		4,178,671	—	—
Brett D. Nicholas	10,000	—	—	$11.44	12/2/2009	—		—	—	—
	855	—	—	$56.55	12/17/2011	—		—	—	—
	2,384	—	—	$56.55	12/17/2011	—		—	—	—
	9,646	—	—	$55.19	12/19/2012	—		—	—	—
	25,000	—	—	$52.46	12/10/2013	—		—	—	—
	17,710	1,181	1,181	$58.23	12/1/2014	—		—	—	—
	—	—	—	—	—	186,802		2,785,215	—	—
Harold F. Zagunis	6,000	—	—	$11.44	12/2/2009	—		—	—	—
	4,665	—	—	$27.05	12/19/2012	—		—	—	—
	2,835	—	—	$27.05	12/19/2012	—		—	—	—
	15,000	—	—	$52.46	12/10/2013	—		—	—	—
	11,270	751	751	$58.23	12/1/2014	—		—	—	—
	—	—	—	—	—	100,100		1,492,488	—	—

(1)	Represents vested stock options outstanding as of December 31, 2008.
(2)	Represents unvested stock options outstanding as of December 31, 2008. These options vest over four years, with 25% vesting on the first anniversary of the date of grant and 6.25% vesting on the first day of each subsequent quarter. All stock options were fully vested on January 1, 2009.
(3)	The option exercise price is based on the closing price of the Company's common stock on the NYSE on the day immediately prior to grant.

(4)	Represents unvested deferred stock units as of December 31, 2008. These deferred stock units vest over four years, with 25% vesting on the January 1 following the first anniversary of grant (with the exception of the equity awards granted in January 2008, 25% of which vested on January 1, 2009) and 6.25% vesting on the first day of each subsequent quarter.
(5)	Assumes a common stock value of $14.91 per share (the closing price of the Company's common stock on the NYSE on December 31, 2008).
(6)	As discussed above, Mr. Hansen's Transition Agreement provided for the accelerated vesting of 101,128 deferred stock units on January 1, 2009.

Options Exercised and Stock Vested

The following table sets forth information with respect to the options exercised by the NEOs during the fiscal year ended December 31, 2008. The table also shows the value of accumulated deferred stock unit awards that vested during 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
George E. Bull, III	92,850	$134,865	43,741	$1,341,221
Douglas B. Hansen(3)	—	$—	43,741	$1,341,221
Martin S. Hughes	-—	$-—	15,425	$479,892
Brett D. Nicholas	14,850	$103,462	21,015	$648,780
Harold F. Zagunis	-—	$-—	10,916	$332,891

(1)	The value realized upon exercise is the difference between the option exercise price and the fair market value of the Company’s stock on the date of exercise, multiplied by the number of shares covered by the option.
(2)	The value realized on vesting is calculated by multiplying the number of shares vested by the fair market value of the Company’s stock on the vesting date.
(3)	This table does not reflect that in connection with his retirement, the Company and Mr. Hansen entered into a Transition Agreement, which provided for, among other things, accelerated vesting of 101,128 deferred stock units on January 1, 2009. The value realized on accelerated vesting of these deferred stock units was $1,507,818, which was calculated by multiplying the number of shares vested by the fair market value of the Company’s stock on January 1, 2009.

Non-Qualified Deferred Compensation

The Company’s executive deferred compensation plan permits eligible employees to voluntarily defer receipt of a portion or all of their salary, bonus, and/or dividend equivalent right payments on a tax deferred basis for distribution from the plan to the employee at a later date, and requires all deferred stock units awarded to be deferred into the plan for distribution from the plan to the employee at a later date.

Each of our NEOs is a participant in the executive deferred compensation plan and each has voluntarily deferred a portion of his cash earnings during the course of fiscal year 2008. In addition, deferred stock units awarded were deferred into the plan. Interest accrual alternatives in respect of amounts deferred in the executive deferred compensation plan are described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” Our NEOs are also entitled to a Company match on all or a portion of their executive deferred compensation cash deferrals subject to vesting requirements and a matching contribution limit, as described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” All of our NEOs, with the exception of Mr. Hughes, are fully vested in matching payments made to the executive deferred compensation plan and 401(k) plan.

In 2008, in connection with an amendment to the Executive Deferred Compensation Plan, and in accordance with the regulations promulgated by the IRS under Section 409A of the Internal Revenue Code, participants in the Executive Deferred Compensation Plan had the option to make a one-time election to revise existing distribution elections, including an election to receive distributions in 2009 of vested amounts that were otherwise scheduled to be distributed in 2009 or later. Amounts distributed in 2009 as a result of this one time election are not included in the table below.

The following table sets forth information with respect to our NEOs’ cash contributions, vested deferred stock unit contributions, cash and deferred stock unit withdrawals, earnings, and aggregate balances in our executive deferred compensation plan for the fiscal year ended December 31, 2008.

Name	Executive Contributions in 2008 ($)	Registrant Contributions in 2008 ($)	Aggregate Earnings in 2008 ($)(1)	Aggregate Withdrawals/ Distributions in 2008 ($)	Aggregate Balance at 12/31/2008 ($)(2)
George E. Bull, III(3)	$1,409,721	$34,250	$319,341	—	$8,536,179
Douglas B. Hansen(4)	$1,411,221	$34,250	$27,857	$(216,874)	$2,510,233
Martin S. Hughes(5)	$524,392	$22,250	$5,899	$(26,280)	$827,071
Brett D. Nicholas(6)	$693,280	$22,250	$13,383	$(421,318)	$1,185,456
Harold F. Zagunis(7)	$368,891	$16,250	$20,127	$(134,395)	$1,014,698

(1)	Represents market rate interest earned on cash balances in the executive deferred compensation plan. “Market rate interest” is defined as 120% of long-term applicable federal rate as published by the IRS.
(2)	The aggregate balance indicated also reflects the value of vested deferred stock units in the plan assuming a common stock price of $14.91 per share (the closing price of the Company’s common stock on the NYSE on December 31, 2008).
(3)	Mr. Bull’s contribution included $68,500 in voluntary cash deferrals from his bonus payment and $1,341,221 as a result of vesting of previously awarded deferred stock units.
(4)	Mr. Hansen’s contribution included $70,000 in voluntary cash deferrals from his salary and $1,341,221 as a result of vesting of previously awarded deferred stock units.
(5)	Mr. Hughes’ contribution included $44,500 in voluntary cash deferrals from his salary and $479,892 as a result of vesting of previously awarded deferred stock units.
(6)	Mr. Nicholas’ contribution included $44,500 in voluntary cash deferrals from his salary and $648,780 as a result of vesting of previously awarded deferred stock units.
(7)	Mr. Zagunis’ contribution included $36,000 in voluntary cash deferrals from his salary and $332,891 as a result of vesting of previously awarded deferred stock units.

OTHER COMPENSATION MATTERS

Employee Stock Ownership Philosophy

We believe equity ownership in Redwood provides an important link between the interests of stockholders and executives by rewarding the creation of long-term stockholder value. To meet this objective, we make equity awards a key component of executive compensation and of the compensation paid to other officers, directors, key employees, and other persons expected to contribute to the management, growth, and profitability of Redwood.

In connection with our May 2008 Annual Meeting of Stockholders, our Board of Directors unanimously recommended that stockholders approve an amendment to our 2002 Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan by 1,500,000 shares in order to, among other things, provide us with much needed flexibility in our ability to attract, retain, and motivate directors, officers, and other key employees, agents, and consultants upon whose judgment, dedication, and special effort the successful conduct of our business is largely dependent. We currently estimate that there are a sufficient number of shares authorized for issuance under the 2002 Incentive Plan to grant anticipated equity awards through the end of 2009 in a manner consistent with our performance-based compensation philosophy. However, this estimate depends on certain factors such as our company performance, the competitive landscape for talent, and our stock price at the time grants are awarded. If our estimates are accurate, we would expect to propose an additional increase in the number of shares of our common stock authorized for issuance under the 2002 Incentive Plan to our Board of Directors and our stockholders in 2010.

When we propose to our stockholders an increase in the number of shares of common stock authorized for issuance under the 2002 Incentive Plan, our experience has been that our stockholders understand our philosophy and subsequently approve these increases. However, we recognize that our philosophy, and the resulting levels of equity awards granted, may not always conform to the philosophy that some institutional investors have adopted or that underlies the guidelines published by certain proxy voting advisory firms. As a result, when we propose any such increase in the future, we expect to ask our stockholders to take into account the following regarding our 2002 Incentive Plan:

•	Alignment of our interests with the interests of our stockholders. We believe equity ownership in Redwood provides an important link between the interests of stockholders and executives, directors, officers and employees by rewarding the creation of long-term stockholder value. We believe that a long-term goal of ownership of approximately 10% of Redwood by executive officers, directors, and other officers and employees is consistent with providing incentives to create long-term stockholder value.
•	Long-term vesting and holding periods. Long-term incentive awards that we grant to executives and other officers and employees generally vest on a pro-rata basis over a four year period, which is a period we believe incentivizes the creation of long-term value. For our more senior officers, the portions of these equity award that vest during the four year period are subject to a mandatory holding period, as they generally do not become transferable until the full four year period has elapsed.
•	Awards are subject to approval by our Compensation Committee. After stockholders approve any increase in the number of shares of common stock authorized for issuance under the 2002 Incentive Plan, Compensation Committee approval of equity awards is required before grants are made. As a result, there is continuing oversight of the deployment of increased authorizations approved by stockholders.
•	Significant component of overall compensation. We deliver a substantial portion of compensation for executives, directors, and officers in the form of equity awards, in lieu of cash. For example:
•	of the compensation for our current named executive officers for 2008, 68% was in the form of equity awards that had been granted under our 2002 Incentive Plan (based on cash compensation paid in respect of 2008 and the grant date fair value of equity awards granted in respect of 2008); and

•	of the compensation for our current named executive officers for 2007, 71% was in the form of equity awards granted under our 2002 Incentive Plan (based on cash compensation paid in respect of 2007 and the grant date fair value of equity awards granted in respect of 2007).
•	Applies to broad range of officers and employees. We apply our equity-based compensation philosophy throughout our organization to a broad range of officers and employees, not just to executive officers. For example, as part of our annual equity award grant made in December 2008, we granted equity awards to approximately 35% of Redwood’s employees.
•	Promotes long-term investment in Redwood. Our experience has been that equity awards promote long-term investments in Redwood by executives, directors, officers, and employees beyond the required vesting and holding periods.
•	Enhances officer and employee retention. The four year vesting period generally associated with long-term incentive awards made to officers and employees not only incentivizes the creation of long-term stockholder value, but also enhances our officer and employee retention efforts, as unvested awards are typically forfeited if an officer or employee leaves the company.
•	Important alternative to cash compensation. To the extent that shares authorized under our Plan are insufficient and we are not able to utilize equity-based awards as a component of our performance-based compensation philosophy, our need to remain competitive for talent may require that we substitute cash or other forms of compensation for equity-based compensation. If our use of equity-based compensation were to be unduly limited, we believe that we would not only lose the alignment, incentive, and retentive effects that equity-based compensation provides, but that one of the integrated aspects of our planning for the creation of long-term stockholder value would be compromised.

Potential Payments upon Termination or Change of Control

Each of the Named Executive Officers has entered into an employment agreement with Redwood, which provides for severance payments and benefits in the event the executive is terminated without cause or resigns with good reason, which are each defined in the applicable agreement. The employment agreements provide for one year terms ending on December 31 of each year and are subject to automatic one-year renewals if not terminated by either party.

Each employment agreement provides for the executive to receive severance payments in the event we terminate the executive’s employment without “cause” or the executive terminates for “good reason” (each as defined below). The severance payments would be in addition to payment of the executive’s base salary to the date of termination of the executive’s employment.

During 2009, the aggregate amount of these severance payments with respect to Mr. Bull would be 825% of his base salary, as in effect immediately prior to termination of employment, plus 175% of that base salary prorated to the date of termination. In addition, all outstanding stock options and equity-related awards granted to Mr. Bull would immediately vest upon either such type of termination. With respect to stock options granted before December 31, 2002, Mr. Bull would receive the sum of dividend equivalent rights that would have been payable over the three-year period following termination of employment. Dividend equivalent right payments related to stock options granted to Mr. Bull on or after December 31, 2002 would be treated in the same manner, unless their grant agreements for those stock options provide a different formula for the dividend equivalent right payments. In addition, for the three-year period following termination of employment, Mr. Bull would be entitled to receive all life insurance, disability insurance, and medical coverage fringe benefits as if the executive had not been terminated.

Mr. Hansen entered into a Transition Agreement with the Company on December 10, 2008, which terminated his Employment Agreement with the Company and which addressed the terms of his retirement as President of the Company at the end of 2008 and which is described above under “Compensation Discussion and Analysis — Determination of Compensation.” During 2008, Mr. Hansen was party to an employment agreement with Redwood which provided for substantially the same severance payments (and other terms) as those applicable to Mr. Bull during 2008.

During 2009, the aggregate amount of these severance payments with respect to each of the other NEOs would have been equal to, in the case of Mr. Hughes and Mr. Nicholas, 250% of their base salary plus 150% of that base salary prorated to the date of termination, and, in the case of Mr. Zagunis, 175% of that base salary plus 75% of that base salary prorated to the date of termination. In addition, all outstanding stock options and equity-related awards granted to the other executives would immediately vest upon either such type of termination. With respect to stock options granted before December 31, 2002, the other executives would receive the sum of dividend equivalent rights that would have been payable over the one-year period following termination of employment. Dividend equivalent right payments related to stock options granted to the other executives on or after December 31, 2002 would be treated in the same manner, unless the executive’s grant agreements for those stock options provide a different formula for the dividend equivalent right payments. In addition, for the one-year period following termination of employment, the other executives would be entitled to receive all life insurance, disability insurance, and medical coverage fringe benefits as if the executive had not been terminated.

The agreements provide that 75% of severance amounts due will be paid in a lump sum six months following termination and the remaining 25% will be paid in equal monthly installments over the succeeding six months.

Sections 4999 and 280G of the Internal Revenue Code provide that executives could be subject to significant excise taxes if they receive payments or benefits that exceed certain limits in connection with a change in ownership or change in effective control, and that we or our successors could lose an income tax deduction with respect to the payments subject to those excise taxes. Our Named Executive Offices are entitled to payment of an excise tax gross-up if there are excise taxes payable by the executive on the value of the severance benefits related to a change of control, which gross up amount would be paid at the same time as other severance amounts.

All severance benefits under each agreement is contingent on the executive to execute an agreement releasing all claims against the Company, and the executives are subject to non-solicitation restrictions for a year following a termination for which severance is paid. In addition, Mr. Bull is subject to non-competition restrictions for a year following a termination for which severance is paid.

“Cause” for Mr. Bull is defined as (i) the executive’s material failure to substantially perform the reasonable and lawful duties of his position for the Company, which failure shall continue for 30 days after notice thereof; (ii) acts or omissions constituting gross negligence, recklessness, or willful misconduct in respect of the executive’s fiduciary obligations or otherwise relating to the business of Redwood; or (iii) the executive’s conviction of a felony involving fraud, misappropriation, or embezzlement.

“Cause” for the other NEOs is defined as (i) the executive’s material failure to substantially perform the reasonable and lawful duties of his position for the Company, which failure shall continue for 30 days after notice thereof; (ii) acts or omissions constituting gross negligence, recklessness, or willful misconduct in the performance of the executive’s duties, fiduciary obligations or otherwise relating to the business of Redwood; (iii) the habitual or repeated neglect of the executive’s duties; (iv) the executive’s conviction of a felony; (v) theft or embezzlement, or attempted theft or embezzlement, of money, tangible, or intangible assets or property of Redwood or its employees; (vi) any act of moral turpitude by the executive injurious to the interest, property, operations, business, or reputation of Redwood; or (vii) unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to Redwood’s business.

“Good reason” for Mr. Bull is defined as the occurrence, without the executive’s written consent, of (i) (A) the executive’s not being Chief Executive Officer of Redwood (or its ultimate parent company), (B) the assignment of duties to the executive not consistent with the position of CEO, or (C) the executive not reporting to Redwood’s Board of Directors (or the Board of the ultimate parent company); (ii) a reduction in the executive’s base salary or a material reduction in the value of the executive’s total compensation package if such a reduction is inconsistent with compensation trends for CEOs at comparable companies, or such reduction is not made in proportion to an across-the-board reduction for all senior executives and a change of control has not occurred; (iii) the relocation of the executive’s principal office to a location more than 25 miles from its location as of the effective date of the agreement or Redwood requiring the executive to be based anywhere other than Redwood’s principal executive offices; (iv) a failure to re-elect the executive as a member of Redwood’s Board of Directors (or the Board of the ultimate parent company); (v) a failure at any time to renew the employment agreement; (vi) the complete liquidation of Redwood; or (vii) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood, the failure of the successor company to affirmatively adopt the employment agreement.

“Good reason” for the other NEOs is defined as the occurrence, without the executive’s written consent, of (i) a significant reduction in the executive’s responsibilities or title; (ii) a reduction in the executive’s base salary or a material reduction by Redwood in the value of the executive’s total compensation package if such a reduction is not made in proportion to an across-the-board reduction of all senior executives of Redwood and a change of control has not occurred; (iii) the relocation of the executive’s principal office to a location more than 25 miles from its location as of the effective date of the agreement; (iv) a failure at any time to renew the employment agreement; (v) the complete liquidation of Redwood; or (vi) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood, the failure of the successor company to affirmatively adopt the employment agreement.

In the event of a “change of control” (as defined below) in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards or substitute equivalent awards, the executive’s outstanding options and equity-related awards will immediately vest and become exercisable. If the awards are assumed or substituted, then acceleration only would occur upon a qualifying employment termination (involuntary without cause or voluntary for good reason).

In addition, in the event of termination due to the executive’s death or disability, the employment agreements provide for (i) the payment to the executive or his estate, (a) the executive’s base salary to the date of termination, and (b) the executive’s target annual bonus for the year, prorated to the date of termination, and (ii) vesting in full of all of the executive’s outstanding stock options or other equity-related awards.

“Change of control” is defined as the occurrence of any of the following:

(1)	any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes, after the effective date of the executive deferred compensation plan, the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates or in one or more transactions approved or consented to by the Board of Directors) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
(2)	during any period of two consecutive years (not including any period prior to the effective date of the executive deferred compensation plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this definition) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or
(3)	a merger or consolidation of the Company with any other corporation is consummated, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 55% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or
(4)	a sale or disposition by the Company of all or substantially all of the Company’s assets is consummated; or
(5)	the stockholders of the Company approve a plan of complete liquidation of the Company.

If a NEO had been terminated as of December 31, 2008 either voluntarily with good reason or involuntarily without cause, the approximate value of the severance benefits payable to the executive would have been as follows, as calculated in accordance with the terms of the respective employment agreements in place during 2008:

Name	Severance Payment ($)	Accelerated Vesting of Stock Options and Deferred Stock Units ($)(1)	Dividend Equivalent Rights for Options ($)(2)	Benefits ($)(3)	Total Payment Involuntary Termination Without “Cause” or Voluntary Termination for Good Reason” ($)
George E. Bull, III	$5,600,000	$4,765,116	$1,516,220	$113,171	$11,120,381
Douglas B. Hansen(4)	N.A.	N.A.	N.A.	N.A.	N.A.
Martin S. Hughes	$1,500,000	$4,178,671	—	$32,201	$5,710,872
Brett D. Nicholas	$1,500,000	$2,785,215	$236,399	$31,991	$4,553,605
Harold F. Zagunis	$1,000,000	$1,492,488	$144,997	$32,201	$2,669,686

(1)	The value of acceleration of deferred stock units assumes a common stock price of $14.91 per share (the closing price of the Company’s common stock on the NYSE on December 31, 2008). As of December 31, 2008, the exercise price of all unvested stock options exceeded the stock price of $14.91.
(2)	Values determined by multiplying the number of outstanding options with dividend equivalent rights as of December 31, 2008 by the average quarterly dividend per share over the prior three fiscal years of $1.15.
(3)	All NEOs are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for a predetermined period after employment. For Mr. Bull this is equivalent to three years; for Messrs. Hughes, Nicholas, and Zagunis, one year.
(4)	Mr. Hansen entered into a Transition Agreement with the Company on December 10, 2008, which terminated his Employment Agreement with the Company and which addressed the terms of his retirement as President of the Company at the end of 2008. The Transition Agreement is described above under “Compensation Discussion and Analysis — Determination of Compensation.” Had Mr. Hansen been terminated in 2008 at a time prior to entering into the Transition Agreement, either voluntarily with good reason or involuntarily without cause, the approximate value of the severance benefits payable to him would have been similar to those described in the table above with respect to Mr. Bull.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Mariann Byerwalter, Chairperson
Richard D. Baum
Thomas C. Brown
David L. Tyler

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC within certain time periods following events giving rise to such filing requirements. Their initial report must be filed using the SEC’s Form 3 and subsequent stock purchases, sales, option exercises and other changes must be reported on the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on the SEC’s Form 5. Based solely on a review of the copies of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and shareholders were complied with during 2008.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Ms. Byerwalter, the Chair, and Messrs. Baum, Brown, and Tyler. No member of our Compensation Committee has served as an officer or employee of Redwood at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Certain Relationships and Related Transactions

Our Audit Committee monitors and reviews issues involving potential conflicts of interest and related party transactions. In this regard, the Board of Directors applies Redwood’s Code of Ethics, which provides that directors, officers, and all other employees are prohibited from taking actions, having interests, or having relationships that would cause a conflict of interest, and our directors, officers, and all other employees are expected to refrain from taking actions, having interests, or having relationships that would even appear to cause a conflict of interest. There were no relationships or related party transactions between Redwood and any affiliated parties that are required to be reported in this Proxy Statement.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors reports to and acts on behalf of the Board of Directors in providing oversight of the financial and risk management, independent registered public accounting firm, and financial reporting procedures of Redwood. Redwood’s management is responsible for internal controls and for preparing Redwood’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of Redwood’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (PCAOB) standards and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by Redwood’s management and the independent auditors.

In this context the Audit Committee met and held discussions during 2008 and 2009 with management and the independent registered public accounting firm (including private sessions with the independent registered public accounting firm, and Redwood’s director of internal audit, Chief Financial Officer, Controller and Chief Risk Officer). During these meetings, the Audit Committee, among other things, reviewed and discussed with both management and the independent registered public accounting firm the quarterly and audited year-end financial statements and reports prior to their issuance. These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues. Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles in all material respects. The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent registered public accounting firm provided certain tax services and other services in 2008. These disclosures and other matters relating to the firm’s independence were reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The independent registered public accounting firm discussed the scope of its audit with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of Redwood’s internal controls, policies, and systems, and the overall quality of Redwood’s financial reporting.

Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the results of internal and external audit examinations, evaluations by the independent registered public accounting firm of Redwood’s internal controls, and the quality of Redwood’s financial reporting, the Audit Committee recommended to the Board of Directors that Redwood’s audited financial statements be included in Redwood’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee:

Greg H. Kubicek, Chair
Thomas C. Brown
Diane L. Merdian
Georganne C. Proctor
Charles J. Toeniskoetter
David L. Tyler

Fees to Independent Registered Public Accounting Firm for 2008 and 2007

Grant Thornton LLP audited Redwood’s financial statements and otherwise acted as Redwood’s independent registered public accounting firm with respect to the fiscal years ended December 31, 2008 and December 31, 2007. The following is a summary of the fees billed to us by Grant Thornton LLP for professional services rendered for 2008 and 2007:

	Fiscal Year 2008	Fiscal Year 2007
Audit Fees	$1,642,769	$1,641,044
Audit-Related Fees	—	50,750
Tax Fees	40,660	143,969
All Other Fees	—	—
Total Fees	$1,683,429	$1,835,763

Audit Fees were for the audits of our annual consolidated financial statements, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, other assistance required to complete the year-end audits, costs associated with Sarbanes-Oxley attestation requirements, and other services rendered for comfort letters, and consents.

Audit-Related Fees were for the issuance of a consent and assistance with review of a registration statement filed with the SEC and for subscription fees paid for access to an accounting research service that includes accounting guidance and comprehensive authoritative accounting and regulatory literature.

Tax Fees were for services rendered related to tax compliance and reporting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Registered Independent Accounting Firm

It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the auditors, subject to de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

ITEM 2 — RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as the independent registered public accounting firm to audit the books of Redwood and its subsidiaries for the year ending December 31, 2009, to report on the consolidated financial statements of Redwood and its subsidiaries, and to perform such other appropriate accounting services as may be required by our Board of Directors. The Board recommends that the stockholders vote in favor of ratifying the appointment of Grant Thornton LLP for the purposes set forth above. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will consider a change in auditors for the next year.

Grant Thornton LLP has advised the Audit Committee that they are independent accountants with respect to Redwood, within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, the Independence Standards Board and federal securities laws administered by the SEC. Representatives of Grant Thornton LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and they will be available to respond to appropriate questions.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2009. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in ratifying the appointment of Grant Thornton LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS REDWOOD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

ITEM 3 — APPROVAL OF AMENDMENT TO
THE 2002 EMPLOYEE STOCK PURCHASE PLAN

At a meeting on March 18, 2009, our Board of Directors adopted, subject to approval of the stockholders, an amendment to the 2002 Redwood Trust, Inc. Employee Stock Purchase Plan (the ESPP or the Plan), increasing the number of shares available for purchase (and reserved for issuance) under the Plan.

The ESPP allows eligible officers and employees who participate in the ESPP to purchase, through payroll deductions, shares of the Redwood common stock on a quarterly basis at a discount rate from the fair market value of the shares as determined under the Plan. As discussed above, we believe equity ownership in Redwood provides an important link between the interests of stockholders and officers and employees and the ESPP is one way we encourage and incentivize officers and employees to acquire shares of Redwood common stock.

In 2002 the Plan was established with a capacity for the purchase of up to 100,000 shares of Redwood common stock. As of March 18, 2009, only 32,694 of those shares remained available for future purchase. If the number of shares available for future purchase is not increased, our ability to continue the Plan will be limited. Consequently, our Board of Directors approved an amendment to the Plan to increase the number of shares of Redwood common stock available for purchase (and reserved for issuance) under the Plan by 100,000.

Set forth below is a description of the material difference (consisting of an increase in the number of shares available for purchase (and reserved for issuance)) between the existing Plan and the amended Plan as adopted by the Board of Directors on March 18, 2009, as well as a summary of the principal features of the Plan. This description is qualified in its entirety by the terms of the amended Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Material Difference: Increase in Authorized Shares

The only material difference between the existing Plan and the amended Plan approved by the Board of Directors on March 18, 2009, is the number of shares available for purchase (and reserved for issuance) under the Plan. Under the existing Plan, as of March 18, 2009, 32,694 shares remained available for purchase. On March 18, 2009, the Board approved an amendment to the Plan to increase by 100,000 shares the number of shares available for purchase (and authorized for issuance) under the Plan.

General

The ESPP provides for the grant of options (ESPP Options) for the purchase of shares of Redwood common stock to eligible employees of Redwood and its designated subsidiaries. Funds contributed by each participant for the purchase of shares under the ESPP will be accumulated by regular payroll deductions made during each offering period. As of March 18, 2009, there were 75 employees eligible to receive ESPP Options under the ESPP.

Purpose

The purpose of the ESPP is to provide employees of Redwood and its designated subsidiaries with a convenient means of acquiring an equity interest in Redwood through payroll deductions, to enhance such employee’s sense of participation in the affairs of Redwood and its designated subsidiaries, to provide an incentive for continued employment with Redwood and its designated subsidiaries, to provide an additional form of tax-advantaged compensation for employees, and to provide a performance incentive that will inure to the benefit of all of Redwood’s stockholders.

Administration

The ESPP is administered by the Compensation Committee of the Board of Directors and the ESPP Financial Agent (as defined in the ESPP) to the extent the Committee delegates duties to the ESPP Financial Agent. The Committee, and the ESPP Financial Agent to the extent delegated by the Committee, shall have exclusive authority to determine all matters relating to the ESPP Options and shall have exclusive authority to interpret the ESPP. The Committee and the ESPP Financial Agent administer the ESPP but do not act as trustees or in any fiduciary capacity with respect thereto.

Eligible Persons

Any employee of Redwood or the designated subsidiaries is eligible to participate in the ESPP for any offering period under the ESPP except the following:

(a)	employees who have not been continuously employed by Redwood or its subsidiaries from the date of hire or rehire or of return from an unapproved leave of absence for a period of at least three months before the beginning of such offering period;
(b)	employees who are customarily employed for less than 20 hours per week;
(c)	employees who are customarily employed for not more than five months in a calendar year; and
(d)	employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code, own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of Redwood, or who, as a result of being granted ESPP Options under the ESPP, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of Redwood or any of its subsidiaries.

For all purposes of the ESPP, the term “designated subsidiaries” shall mean those subsidiaries which have been, or which may in the future be, determined by the Committee or the Board to be designated subsidiaries. Currently, the following are designated subsidiaries: Sequoia Mortgage Funding Corporation, RWT Holdings, Inc., Redwood Asset Management, Inc., Redwood Mortgage Funding, Inc., and Sequoia Residential Funding, Inc.

Shares Subject to the Employee Stock Purchase Plan

As noted above, in 2002 the Plan was established with a capacity for the purchase of up to 100,000 shares of Redwood common stock. As of March 18, 2009, only 32,694 of those shares remained available for future purchase. Our Board of Directors approved an amendment to the Plan to increase the number of shares of Redwood common stock available for purchase (and reserved for issuance) under the Plan by 100,000. If the proposed amendment is approved at the Annual Meeting, a total of 132,694 shares of Redwood’s common stock would be available for purchase in the future under the ESPP. Such number will be subject to adjustments affected in accordance with capital changes as described in the ESPP. Any shares of common stock that have been made subject to an ESPP Option that cease to be subject to such Option (other than by means of exercise), including, without limitation, in connection with the cancellation or termination of such Option, will again be available for issuance in connection with future grants of ESPP Options under the ESPP.

Term of the Employee Stock Purchase Plan

Unless the ESPP is terminated by the Redwood’s stockholders or the Board, the ESPP shall remain in effect until all shares reserved for issuance have been purchased.

Term of Options

The offering periods of the ESPP shall consist of periods not to exceed the maximum period permitted by Section 423 of the Internal Revenue Code. Until determined otherwise by the Committee or the Board, offering periods shall commence on each January 1, and continue for twelve months (each, an Offering Period). Each Offering Period shall consist of one or more purchase periods during which payroll deductions of the participants are accumulated under the ESPP. Until otherwise determined by the Committee or the Board, each purchase period shall be a three-month period commencing each January 1, April 1, July 1, and October 1 (each, a Purchase Period). The last day of each Purchase Period is a purchase date (each, a Purchase Date).

Option Exercise

Each eligible employee may become a participant in an Offering Period under the ESPP for the first Purchase Period after which such employee satisfies the eligibility requirements and timely delivers an enrollment form to the administrator of the ESPP.

Enrollment by an eligible employee in the ESPP with respect to an Offering Period will constitute the grant by Redwood to such employee as of the first day of the related Offering Period of an ESPP Option to purchase on each Purchase Date up to that number of whole shares of common stock of Redwood, determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during the Purchase Period and ending on such Purchase Date by (b) the Purchase Price; provided that the number of shares which may be purchased pursuant to an ESPP Option may in no event exceed (i) the number determined by dividing the amount of $6,250 by the fair market value of a share of Common Stock on the Offering Date, or (ii) such other maximum number of shares as may be specified in the future by the Board or Committee in lieu of the limitation contained in clause (i).

The Purchase Price per share at which a share of common stock will be sold on any Purchase Date shall initially be the lower of (a) 85% of the fair market value of such share on the first day of the Offering Period in which such Purchase Date occurs or (b) 85% of the fair market value of such share on the Purchase Date (the Purchase Price). For purposes of the ESPP, the term “fair market value” of the common stock on any date shall be the closing price on such date of the common stock reported on the New York Stock Exchange or any national securities exchange on which the common stock is listed.

During a participant’s lifetime, such participant’s ESPP Option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her ESPP Option until such Option has been exercised.

Purchase of Shares, Changes in Payroll Deductions, and Issuance of Shares

Funds contributed by each participant for the purchase of shares under the ESPP shall be accumulated by regular payroll deductions made during each Purchase Period. The deductions shall be made in $50 increments up to a maximum not to exceed 15% of a participant’s compensation as such term is defined in the ESPP.

A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the ESPP administrator’s receipt of the authorization and shall continue for the remainder of the Purchase Period unless changed. Notwithstanding the foregoing, a participant may lower the rate of payroll deductions to zero for the remainder of the Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period. A participant who has decreased the rate of withholding to zero will be deemed to continue as a participant in the ESPP until the participant withdraws from the ESPP.

No interest will accrue on payroll deductions for the ESPP. All payroll deductions received or held by Redwood may be used by Redwood for any corporate purpose, and Redwood shall not be obligated to segregate such payroll deductions.

On each Purchase Date, provided that the participant has not terminated employment nor withdrawn from the ESPP and the ESPP has not been terminated, Redwood shall apply the funds then in the participant’s account to the purchase at the Purchase Price of whole share(s) of common stock issuable under the ESPP Option granted to such participant with respect to the Offering Period to the extent that such ESPP Option is exercisable on the Purchase Date. Any funds remaining in the participant’s account will be applied to the following Purchase Period. No fractional shares will be purchased.

Amendment and Termination of the Employee Stock Purchase Plan

The ESPP may be amended, suspended, or terminated by the stockholders of the Company. The Board may also amend, suspend, or terminate the ESPP in such respects as it shall deem advisable; however, stockholder approval will be required for any amendment that will increase the total number of shares as to which ESPP Options may be granted under the ESPP, or, but for such shareholder approval, cause the ESPP to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Plan Participation

The number of shares that will be purchased by each current or future eligible employee is not determinable, as eligible employees can adjust their participation in the ESPP from time to time.

During 2008, the number of shares of common stock purchased under the ESPP was 19,004, which purchases were funded by payroll deductions from the eligible employees who purchased shares. The table below provides details on shares purchased under the ESPP during 2008.

Name	No. of Shares
George E. Bull, III	728
Douglas B. Hansen	728
Martin S. Hughes	—
Brett D. Nicholas	728
Harold F. Zagunis	267
All Executive Officers (as a group)	2,461
Non-Executive Officer Employees (as a group)	16,543
Total	19,004

Federal Income Tax Consequences

Under present federal income tax law and regulations:

•	The amounts deducted from an employee’s paycheck will be subject to withholding and taxes as ordinary income.
•	If the employee holds any share purchased under the ESPP for more than two years after the date of grant of the ESPP Option and for more than one year after the exercise date of the ESPP Option, then, (a) no taxable income will be recognized by the employee upon the grant or exercise of an ESPP Option, (b) any gain realized upon the sale or other disposition of that share will be taxed as long-term capital gain, and (c) if the option price was less than the fair market value of the shares at the time the ESPP Option was granted, then in the event of any disposition of such shares, there shall be included in gross income as compensation an amount equal to the lesser of (i) the excess of the fair market value of the share at the time the ESPP Option was granted over the option price and (ii) the amount, if any, by which the fair market value of the share at the time of such disposition exceeds the price actually paid for the share under the ESPP Option, which will be taxed as ordinary income in the taxable year in which such sale or other disposition occurs. If an employee disposes of the share, such amount of ordinary income realized upon the sale or other disposition of the share will increase the employee’s tax basis in the share for determining gain or loss upon such sale or other disposition of the share. The Company will not be entitled to a deduction for federal income tax purposes in connection with such sale or other disposition.
•	If an employee disposes of any share purchased under the ESPP within two years after the date of grant of the ESPP Option or within one year from the date of exercise of the ESPP Option, (a) the employee should report as ordinary income for the taxable year in which the disposition occurs the amount by which the fair market value of such share on the date of the exercise of such ESPP Option exceeded the amount the employee paid for such share and (b) the Company will be entitled to deduct such amount.

Vote Required

The affirmative vote of the holders of a majority of the shares present (or represented) and entitled to vote on the proposal is required for approval of the amendment to our 2002 Employee Stock Purchase Plan. For purposes of the vote on the amendment, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN.

ITEM 4 — APPROVAL OF THE AMENDMENT TO REDWOOD`S CHARTER
TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

Under Redwood’s Charter, as currently in effect (the Charter), Redwood has authority to issue an aggregate of 75,000,000 shares of capital stock. At a meeting on March 18, 2009, the Board of Directors deemed advisable and approved an amendment to the first sentence of Section A of Article VI of the Charter to increase the number of shares of capital stock authorized for issuance to 100,000,000 as follows:

“The total number of shares of stock of all classes which the Corporation has authority to issue is one hundred million shares of capital stock, par value one cent ($0.01) per share, amounting in aggregate par value of One Million Dollars ($1,000,000).”

Purpose and Effect of the Amendment

In order to maintain our status as a real estate investment trust for federal income tax purposes, we are required to distribute 90% of our REIT taxable income. Accordingly, our ability to grow depends on our access to external sources of capital at attractive rates.

As of March 18, 2009, we had 60,222,048 shares of our capital stock issued and outstanding, leaving 14,777,952 shares of capital stock available for future issuances, of which 2,129,032 shares are reserved for issuances upon the exercise of outstanding stock options and conversion of outstanding deferred stock units. In addition, we have reserved additional shares for issuance under the Employee Stock Purchase Plan and a Direct Stock Purchase and Dividend Reinvestment Plan that we maintain. We do not believe the number of remaining shares authorized for issuance would be adequate for additional capital raising opportunities that could arise in the foreseeable future. Approval of an amendment to the Charter increasing the authorized number of shares will provide us with valuable flexibility to take advantage of opportunities to raise additional capital on favorable terms to finance the growth of our business.

For example, on January 27, 2009, we consummated a public offering of 26,450,000 shares of common stock. The net proceeds of that offering were approximately $283 million. Our intended use of those proceeds, as stated in the Prospectus Supplement relating to that offering (which we filed with the SEC on January 22, 2009), include:

•	using a significant portion of those net proceeds to finance the acquisition of investments such as non-agency prime and non-prime RMBS, prime and non-prime residential mortgage loans, commercial mortgage loans, commercial mortgage-backed securities (CMBS), other ABS, CDOs, derivatives that reference these securities or other similar investments, if and when those investments are available at attractive prices;
•	using a portion of those net proceeds to co-invest with third party investors in investment funds which we may sponsor and which may be managed by our wholly-owned subsidiary, Redwood Asset Management, Inc.; and
•	using a portion of those net proceeds for other investments that are within our areas of expertise, subject to maintaining our qualification as a REIT and our exemption from regulation under the Investment Company Act of 1940, and for other general corporate purposes.

The state of the existing mortgage market may present us with opportunities to expand our business through the acquisition of assets at attractive prices or otherwise. We are seeking to increase the number of shares we are authorized to issue under our Charter to enable us to raise additional equity capital to fund the expansion of our business as appropriate opportunities to do so arise in the future.

We currently have no specific plans, arrangements, or agreements relating to the issuance of the additional shares of capital stock. The additional shares may be issued from time to time for cash or other consideration, in public offerings or private placements, or through our Direct Stock Purchase and Dividend Reinvestment Plan, to fund our asset acquisitions or for other general corporate purposes. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share, and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuances of our securities.

Our Board of Directors has the authority under the Charter to reclassify any authorized but unissued shares into one or more classes or series having such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, and qualifications or terms or conditions of redemption as may be determined by the Board of Directors, subject to the limits provided by Maryland law. Prior to the issuance of shares of any class or series, other than common stock, articles supplementary establishing the class or series and determining its relative rights and preferences must be filed with the Maryland State Department of Assessments and Taxation.

We currently have over 60,000,000 shares of common stock outstanding. Since our inception in 1994 we have issued those shares at times when we believed those issuances to be in the best interest of Redwood and our stockholders. We intend to maintain this philosophy with future issuance of shares.

Vote Required

The affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to approve the amendment to our Charter. Abstentions and broker non-votes will not be counted as votes cast and will have the effect of a vote against the amendment to our Charter.

If the amendment is approved by the stockholders, it will become effective upon the filing of articles of amendment with the State Department of Assessments and Taxation of Maryland, which we would expect to accomplish promptly after the Annual Meeting. If the proposed amendment is not approved by the stockholders, the Charter will remain as currently in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CHARTER.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), stockholders may present proper proposals for inclusion in Redwood’s proxy statement and for consideration at Redwood’s 2010 Annual Meeting. To be eligible for inclusion in Redwood’s 2010 Proxy Statement, a stockholder proposal must be received in writing not less than 120 calendar days before the first anniversary of the date we released our proxy statement for the preceding year’s annual meeting and must otherwise comply with Rule 14a-8 under the Exchange Act. Accordingly, a stockholder nomination for director or proposal of business intended to be considered at the 2010 Annual Meeting must be received by the Secretary not later than December 4, 2009 to be eligible for inclusion in our 2010 Proxy Statement. While the Board of Directors will consider stockholder proposals, Redwood reserves the right to omit from Redwood’s Proxy Statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought before an annual meeting, including nominations, whether or not included in our proxy statement. Our Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice containing the information required by the Bylaws generally must be delivered to our Secretary at our principal executive office not earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, under our Bylaws, a stockholder nomination for director or proposal of business intended to be considered at the 2010 Annual Meeting must be received by the Secretary not earlier than November 4, 2009, and not later than 5:00 p.m., Pacific Time, on December 4, 2009. Proposals should be mailed to Redwood Trust, Inc., Attention: Secretary, One Belvedere Place, Suite 300, Mill Valley, CA 94941. A copy of the Bylaws may be obtained from Redwood’s Secretary by written request to the same address.

INFORMATION INCORPORATED BY REFERENCE

This Proxy Statement incorporates by reference the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2008 (the 2008 Annual Report) under the following headings: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; and Item 9. Changes and Disagreements with Accountants on Accounting and Financial Disclosure. Copies of the 2008 Annual Report are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of Redwood at (415) 389-7373 or at the principal executive offices of Redwood at the address set forth above under “Stockholder Proposals for the 2010 Annual Meeting.” In addition, within the Investor Information section of Redwood’s website located atwww.redwoodtrust.com, you can obtain, free of charge, a copy of the 2008 Annual Report. Please note that the information on our website is not part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Andrew P. Stone
Secretary

March 19, 2009
Mill Valley, California

APPENDIX A

2002 REDWOOD TRUST, INC. EMPLOYEE STOCK PURCHASE PLAN

(as amended)

1.	ESTABLISHMENT OF PLAN.

Redwood Trust, Inc., a Maryland corporation (the “Company”), proposes to grant options (“Options”) for purchase of the Company's common stock, $0.01 per share par value (“Common Stock”), to eligible employees of the Company and its Designated Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “parent corporation” and “subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” set forth in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or successor provisions to such Section), and the provisions of this Plan shall be construed as reasonably necessary in order to effectuate such intent. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

2.	STOCK SUBJECT TO PLAN.

A total of 200,000 shares of the Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments affected in accordance with Section 16 of this Plan. Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by means of exercise of the Option), including, without limitation, in connection with the cancellation or termination of an Option, shall again be available for issuance in connection with future grants of Options under this Plan.

3.	PURPOSE.

The purpose of this Plan is to provide employees of the Company and its designated subsidiaries, as that term is defined in Section 5 of this Plan (“Designated Subsidiaries”), with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and its Designated Subsidiaries, to provide an incentive for continued employment with the Company and its Designated Subsidiaries, to provide an additional form of tax-advantaged compensation for employees, and to provide a performance incentive that will inure to the benefit of all of the Company's stockholders.

4.	ADMINISTRATION.

This Plan shall be administered by a committee (the “Committee”) appointed by the Company's Board of Directors (the “Board”) consisting of at least two members of the Board, each of whom is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (unless the General Counsel of the Company shall have rendered a written opinion to the Board that such composition of the Committee is not required for the exemption under Rule 16b-3 to be available with respect to purchases of Common Stock under the Plan), which shall be the Compensation Committee of the Board if it satisfies such requirements. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, the Committee shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under this Plan, including all terms, conditions, restrictions, and limitations of Options; provided, however, that all participants granted Options under an offering pursuant to this Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5) except as required by applicable law. The Committee shall also have exclusive authority to interpret this Plan and may from time to time adopt rules and regulations of general application for this Plan's administration. The Committee's exercise of discretion and interpretation of this Plan, its rules and regulations, and all actions taken and determinations made by the Committee pursuant to this Plan shall be conclusive and binding on all parties involved or affected. The Committee may delegate administrative duties to the Plan Financial Agent (defined in Section 12) or such of the Company's officers or employees as it so determines (provided that no such delegation may be made that would cause the purchase of Common Stock by participants under this Plan to cease to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). All expenses incurred in connection with the administration of this Plan shall be paid by the Company and the Designated Subsidiaries; provided, however, that the Committee may require a participant to pay any costs or fees in connection with the sale by the participant of shares of Common Stock acquired under this Plan or in connection with the participant's request for the issuance of a certificate for shares of Common Stock held in the participant's account under the Plan.

5.	ELIGIBILITY.

Any employee of the Company or the Designated Subsidiaries is eligible to participate in the Plan for any Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who have not been continuously employed by the Company or Subsidiaries from the date of hire or rehire or of return from an unapproved leave of absence for a period of at least three months before the beginning of such Offering Period;

(b) employees who are customarily employed for less than 20 hours per week;

(c) employees who are customarily employed for not more than five months in a calendar year; and

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted Options under this Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

For all purposes of this Plan, the term Designated Subsidiaries shall mean those Subsidiaries which have been, or which may in the future be, determined by the Board to be Designated Subsidiaries. A Designated Subsidiary will cease to be a Designated Subsidiary on the earlier of (i) the date the Committee or the Board determines that such Subsidiary is no longer a Designated Subsidiary or (ii) such Designated Subsidiary ceases for any reason to be a “parent corporation” or “subsidiary corporation” as defined in Sections 424(e) and 424(f), respectively, of the Code.

6.	EFFECTIVE DATE; OFFERING AND PURCHASE PERIODS.

The effective date of this Plan shall be July 1, 2002 (the “Effective Date”). The offering periods of this Plan (individually, an “Offering Period”) shall consist of periods determined as described below not to exceed the maximum period permitted by Section 423 of the Code. Until determined otherwise by the Committee or the Board, (a) Offering Periods shall commence on each January 1 and continue for twelve months, provided, however, that the first Offering Period shall begin on July 1, 2002 and continue for six months and the initial Offering Period for any newly eligible employee that becomes a participant during an otherwise ongoing Offering Period shall be deemed to begin on the first day of the first Purchase Period after eligibility, and (b) each Offering Period shall consist of one or more purchase periods (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. Until otherwise determined by the Committee or the Board, each Purchase Period shall be a three-month period commencing on each January 1, April 1, July 1, and October 1, provided, however, that the first Purchase Period shall commence with the first Offering Period on July 1, 2002. The first day of each Offering Period is referred to as the “Offering Date”. The last day of each Purchase Period is referred to as the “Purchase Date”. Subject to the requirements of Section 423 of the Code, the Committee or the Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to future offerings if such change is announced at least 30 days prior to the first day of the first Offering Period or Purchase Period to be affected by such change.

7.	PARTICIPATION IN THIS PLAN.

Eligible employees may become participants in an Offering Period under this Plan as of the Purchase Period first commencing after satisfying the eligibility requirements by delivering an enrollment form provided by the Company to the Secretary of the Company or such other officer as he or she may designate from time to time (“Redwood Plan Administrator”) not later than the 15th day of the month (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day)

before commencement of such Purchase Period unless a later time for filing the enrollment form authorizing payroll deductions is set by the Committee for all eligible employees with respect to a given Purchase Period. Notwithstanding the foregoing, for the initial Offering Period, commencing on the effective date, the time for filing an enrollment form and commencing participation for employees who satisfy the eligibility requirements as of the effective date shall be determined by the Committee and communicated to such employees. Once an employee becomes a participant in the Plan, such employee will automatically participate in all Purchase Periods commencing after satisfying the eligibility and enrollment requirements as set forth in the first sentence or second sentence of this section unless the employee withdraws from this Plan or terminates further participation in the Offering Period as set forth in Sections 13 and 14 below. Such participant is not required to file any additional enrollment forms in order to continue participation in this Plan.

8.	GRANT OF OPTION ON ENROLLMENT.

Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant by the Company to such employee as of the relevant Offering Date of an Option to purchase on each relevant Purchase Date up to that number of whole shares of Common Stock of the Company, determined by dividing (a) the amount accumulated in such employee's payroll deduction account during the Purchase Period ending on such Purchase Date by (b) the Purchase Price as that term is defined in Section 9; provided, however, that the number of shares which may be purchased pursuant to an Option may in no event exceed (i) the number determined by dividing the amount of $6,250 by the fair market value (as defined in Section 9) of a share of Common Stock on the Offering Date, or (ii) such other maximum number of shares as may be specified in the future by the Board or Committee in lieu of the limitation contained in clause (i).

9.	PURCHASE PRICE.

The purchase price per share (the “Purchase Price”) at which a share of Common Stock will be sold on any Purchase Date shall initially be the LOWER of (a) 85% of the fair market value of such share on the first day of the Offering Period in which such Purchase Date occurs or (b) 85% of the fair market value of such share on the Purchase Date.

For purposes of this Plan, the term “fair market value” of the Common Stock on any date shall be the closing price on such date of the Common Stock reported on the New York Stock Exchange or any national securities exchange on which the Common Stock is listed. If there is no reported closing price of the Common Stock on such date, then the “fair market value” shall be measured on the next preceding trading day for which such reported closing price is available. If there is no regular trading market for the Common Stock, the fair market value of the Common Stock shall be as determined by the Committee in its sole discretion, exercised in good faith. The Committee may change the manner in which the Purchase Price is determined with respect to future Offering Periods or Purchase Periods (provided such determination does not have the effect of lowering the Purchase Price to an amount less than that which would be computed utilizing the method for determining the Purchase Price set forth in the first paragraph of this Section 9) if such changed manner of computation applied to all eligible employees and is announced at least 30 days prior to the first day of the first Offering Period or Purchase Period to be affected by such change.

10.	PURCHASE OF SHARES; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

(a) Funds contributed by each participant for the purchase of shares under this Plan shall be accumulated by regular payroll deductions made during each Offering Period. The deductions shall be made in $50 increments as selected by the Participant up to a maximum of not more than 15% of the participant's Compensation. As used herein, “Compensation” shall mean all base salary, wages, cash bonuses, commissions, current-pay dividend equivalent rights (“DERs”), and overtime; provided, however, that, for purposes of determining a participant's Compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. “Compensation” does not include severance pay, hiring and relocation allowances, pay in lieu of vacation, automobile allowances, imputed income arising under any Company group insurance or benefit program, income received in connection with stock options or other stock-based awards (other than current-pay DERs), or any other special items of remuneration. Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the Redwood Plan Administrator a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Redwood Plan Administrator's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during a Purchase Period, but not more than one change may be made effective during any Purchase Period. Notwithstanding the foregoing, a participant may lower the rate of payroll deductions to zero for the remainder of the Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period by filing with the Redwood Plan Administrator a new authorization for payroll deductions not later than the 15th day of the month (or if such date is not a business day, the immediately preceding business day) before the beginning of such Purchase Period. A participant who has decreased the rate of withholding to zero will be deemed to continue as a participant in the Plan until the participant withdraws from the Plan in accordance with the provisions of Section 13. A participant shall have the right to withdraw from this Plan in the manner set forth in Section 13 regardless of whether the participant has exercised his or her right to lower the rate at which payroll deductions are made during an Offering Period.

(c) All payroll deductions made for a participant will be credited to his or her account under this Plan and deposited with the general funds of the Company. No interest will accrue on payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(d) On each Purchase Date, provided that the participant has not terminated employment in accordance with Section 14 or has not submitted to the Redwood Plan Administrator a signed and completed withdrawal form, in either case on or before the 15th day (or if such date is not a business day, on the immediately preceding business day) of the last month of the Purchase Period in accordance with Section 10(b) or Section 13 of this Plan, or the Plan has not been terminated prior to the date referred to in the foregoing clause, the Company shall apply the funds then in the participant's account to the purchase at the Purchase Price of whole share(s) of Common Stock issuable under the Option deemed granted to such participant with respect to the Offering Period to the extent that such Option is exercisable on the Purchase Date; provided that in no event shall an Option be deemed exercised (by applying funds to a purchase) after the expiration of 27 months from the date such Option was deemed granted under Section 8 hereof. Subject to Section 11, any funds remaining in the participant's account will be applied to the following Purchase Period. No fractional shares will be purchased.

(e) During a participant's lifetime, such participant's Option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her Option until such Option has been exercised.

11.	LIMITATIONS ON RIGHT TO PURCHASE.

(a) No employee shall be granted an Option to purchase Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary which is intended to meet the requirements of Code Section 423, exceeds $25,000 in fair market value, determined as of the applicable date of the grant of the Option, for each calendar year in which the employee participates in this Plan (or any other employee stock purchase plan described in this Section 11(a)).

(b) The number of shares which may be purchased by any employee on a Purchase Date may not exceed the number of shares determined by dividing the sum of $6,250 by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of the Offering Period in which such Purchase Date occurs or, in the event the Committee or Board may specify a different limitation to be applied in lieu of the foregoing limitation, then the number of shares which may be purchased by any employee on a Purchase Date may not exceed such other limitation.

(c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's Option to each participant affected thereby.

(d) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period without interest.

12.	EVIDENCE OF STOCK OWNERSHIP.

(a) Promptly following each Purchase Date, the number of full shares of Common Stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated or approved by the Committee (the “Plan Financial Agent”). A participant shall be free to undertake a disposition (whether by way of sale, gift, or other transfer) of the shares in his or her account at any time, subject to the Company's Insider Trading Policy and applicable securities law rules and regulations, but, in the absence of such a disposition, the shares must remain in the participant's account at the Plan Financial Agent until the holding period set forth in Code Section 423(a) has been satisfied. With respect to full shares for which the Code Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of the participant's choosing or request that a stock certificate for full shares be issued and delivered to him or her.

(b) Following termination of a participant's employment for any reason, the participant shall have a period of 60 days to notify the Plan Financial Agent whether such participant desires (i) to receive a certificate representing all full shares then in the participant's account with the Plan Financial Agent and any cash being held for future purchases or (ii) to sell the shares in the participant's account through the Plan Financial Agent. If the terminated participant fails to file such notice with the Plan Financial Agent within 60 days after termination, he or she shall be deemed to have elected the alternative set forth in clause (i) above, provided that the Plan Financial Agent will continue to hold the terminated participant's certificates, on his or her behalf, in an account no longer subject to this Plan, until otherwise directed by such participant or determined by the Plan Financial Agent. However, the participant shall not in any event receive a certificate representing shares with respect to which the Code Section 423(a) holding period has not been satisfied until such holding period has been satisfied.

13.	WITHDRAWAL.

(a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Redwood Plan Administrator a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time on or prior to the 15th day of the last month (or if such date is not a business day, the immediately preceding business day) of a Purchase Period.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions of the participant not theretofore utilized for the purchase of shares of Common Stock on a Purchase Date shall be returned to the withdrawn participant, without interest, and his or her participation in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period unless otherwise determined by the Committee, but he or she may participate in any subsequent Offering Period by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

14.	TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE.

Termination of a participant's employment for any reason, including retirement, death, or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan. In such event, except as provided in Section 15, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her beneficiary or heirs, without interest. For purposes of this Section 14, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of any leave of absence permitted by applicable law or otherwise approved by the Committee.

15.	RETURN OF PAYROLL DEDUCTIONS.

In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment, or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all contributions of the participant to the Plan which have not yet been applied to the purchase of stock unless such termination of participation occurs later than the 15th day of the final month of any Purchase Period (or if such date is not a business day, on the preceding business day), in which event such contributions will be utilized to purchase Common Stock for the participant. No interest shall accrue on the payroll deductions of a participant in this Plan.

16.	CAPITAL CHANGES.

In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock or any securities exchanged therefor or received in their place being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different, or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the maximum number and kind of shares of stock subject to this Plan as set forth in Sections 1 and 2, the number and kind of shares subject to outstanding Options, and the Purchase Price. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

17.	NONASSIGNABILITY.

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 24 hereof) by the participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be void and without effect.

18.	REPORTS AND STATUS OF ACCOUNTS.

Individual accounts will be maintained by the Plan Financial Agent for each participant in this Plan. The participant shall have all ownership rights with respect to shares of Common Stock held in his or her account by the Plan Financial Agent, including the right to vote such shares and to receive any dividends or distributions which may be declared thereon by the Board. The Plan Financial Agent shall send to each participant promptly after the end of each Purchase Period a report of his or her account setting forth the total of shares purchased, the total number of shares then held in his or her account, and the market value per share. Neither the Company nor any Designated Subsidiary shall have any liability for any error or discrepancy in any such report.

19.	NO RIGHTS TO CONTINUED EMPLOYMENT; NO IMPLIED RIGHTS.

Neither this Plan nor the grant of any Option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee's employment. The grant of any Option hereunder during any Offering Period shall not give a participant any right to similar grants thereafter.

20.	EQUAL RIGHTS AND PRIVILEGES.

All eligible employees shall have equal rights and privileges with respect to this Plan except as required by applicable law so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Board, or the Committee, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

21.	NOTICES.

All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.	AMENDMENT OF PLAN.

This Plan may be amended by the stockholders of the Company. The Board may also amend this Plan in such respects as it shall deem advisable; however, stockholder approval will be required for any amendment that will increase the total number of shares as to which Options may be granted under this Plan, or, but for such shareholder approval, cause this Plan to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code or cause the purchase of shares thereunder to fail to be exempt from the provisions of Section 16(b) of the Exchange Act.

23.	TERMINATION OF THE PLAN.

The Company's stockholders or the Board may suspend or terminate this Plan at any time. Unless this Plan shall theretofore have been terminated by the Company's stockholders or the Board, this Plan shall remain in full force and effect until all shares reserved under Section 2 have been purchased pursuant to the terms hereof.

24.	DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death prior to delivery to him or her (or to the Plan Financial Agent on his or her behalf) of such shares and cash.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant or, if no spouse, dependent, or relative is known to the Company, to such other person as the Company may in good faith determine to be the appropriate designee.

25.	CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.

Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the New York Stock Exchange or any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

26.	WITHHOLDING.

The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state, or local income or other taxes incurred by reason of the operation of the Plan.

27.	GOVERNING LAW.

Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of California without regard to any provisions of California law relating to the conflict of laws.

REDWOOD TRUST

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 19, 2009.

Vote by Internet
- Log on to the Internet and go to **www.investorvote.com**
- Follow the steps outlined on the secured website.

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

123456 C0123456789 12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET **OR** TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals

1. Election of the Class III Nominees to the Board of Directors. **The Board of Directors recommends a vote FOR all Class III Nominees to the Board of Directors.**

Nominee	For	Withhold
01 - George E. Bull, III	☐	☐
02 - Thomas C. Brown	☐	☐
03 - Diane L. Merdian	☐	☐
04 - Georganne C. Proctor	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2009. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Amendment to the 2002 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under that Plan by 100,000. **The Board of Directors recommends a vote FOR approval of the amendment to the Plan.**	☐	☐	☐
4. Amendment to the Company's charter to increase the number of shares of capital stock authorized for issuance from 75 million shares to 100 million shares. **The Board of Directors recommends a vote FOR approval of the amendment to the Company's charter.**	☐	☐	☐

5. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 JNT
1 U P X 0 2 1 3 0 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 010QHB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Redwood Trust, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 19, 2009

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS GEORGE E. BULL, III, MARTIN S. HUGHES, AND DEBBIE PASHILK, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 19, 2009, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009, "FOR" APPROVAL OF THE AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN, AND "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CHARTER. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

REDWOOD TRUST

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals

1. Election of the Class III Nominees to the Board of Directors. **The Board of Directors recommends a vote FOR all Class III Nominees to the Board of Directors.**

Nominee	For	Withhold
01 - George E. Bull, III	☐	☐
02 - Thomas C. Brown	☐	☐
03 - Diane L. Merdian	☐	☐
04 - Georganne C. Proctor	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2009. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Amendment to the 2002 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under that Plan by 100,000. **The Board of Directors recommends a vote FOR approval of the amendment to the Plan.**	☐	☐	☐
4. Amendment to the Company's charter to increase the number of shares of capital stock authorized for issuance from 75 million shares to 100 million shares. **The Board of Directors recommends a vote FOR approval of the amendment to the Company's charter.**	☐	☐	☐

5. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.

1 U P X 0 2 1 3 0 0 2

<STOCK#> 010QIB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Redwood Trust, Inc.

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Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 19, 2009

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS GEORGE E. BULL, III, MARTIN S. HUGHES, AND DEBBIE PASHILK, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 19, 2009, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009, "FOR" APPROVAL OF THE AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN, AND "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CHARTER. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.

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